UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

GATX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GATX CORPORATION
222 WEST ADAMS STREET
CHICAGO, IL 60606
(312) 621-6200

March 11, 2011

Dear Shareholder:

You are invited to attend our 2011 Annual Meeting of Shareholders on Friday, April 22, 2011, at 9:00 a.m., central time, at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois. You can find a map showing the location of the meeting at the end of the attached Proxy Statement. Registration will begin at 8:30 a.m. and refreshments will be served.

The Proxy Statement describes the business to be conducted at the meeting and contains other information concerning GATX that you should be aware of when you vote your shares. The principal business of the meeting will be to elect directors, ratify the appointment of our independent registered public accounting firm for 2011, and vote on two shareholder advisory resolutions concerning our executive compensation. We also plan to report on GATX’s results and current outlook.

Whether or not you plan to attend in person, please ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by Internet or by telephone or by signing, dating and returning your Proxy Card in the enclosed envelope. On behalf of our Board of Directors and management, I would like to thank you for your continued interest in GATX Corporation. We hope you will be able to attend the meeting and look forward to seeing you there.

Very truly yours,

Chairman of the Board,
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on April 22, 2011.

The Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders, the Annual Report to Shareholders for the year ended December 31, 2010, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, are available at:
http://bnymellon.mobular.net/bnymellon/gmt.

GATX CORPORATION
222 WEST ADAMS STREET
CHICAGO, IL 60606
(312) 621-6200

Notice of Annual Meeting of Shareholders

To all GATX Shareholders:

The 2011 Annual Meeting of the Shareholders of GATX Corporation (the “Company”) will be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois, on Friday, April 22, 2011, at 9:00 a.m., central time, for the following purposes:

1. To elect the eight directors named in the attached proxy statement to serve until the 2012 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

The Board of Directors recommends that you vote FOR each of the director nominees.

2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for GATX Corporation for 2011.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP.

3. To vote on an advisory resolution on the Company’s executive compensation.

The Board of Directors recommends that you vote FOR the advisory resolution on the Company’s executive compensation.

4. To vote on the frequency of future shareholder advisory votes on the Company’s executive compensation.

The Board of Directors recommends that you vote for a frequency of EVERY YEAR for future shareholder advisory votes.

5. To transact such other business as may properly come before the meeting.

Holders of our common stock and both series of our $2.50 Cumulative Convertible Preferred Stock of record at the close of business on February 25, 2011, will be entitled to vote at the meeting.

Whether or not you plan to attend the meeting in person, please vote, sign, date and promptly return the enclosed proxy. Alternatively, you may vote by telephone or Internet by following the instructions in the enclosed proxy. You may revoke your proxy and vote in person at the meeting if you desire to do so.

By Order of the Board of Directors,

Senior Vice President,
General Counsel and Secretary

March 11, 2011
Chicago, Illinois

GATX CORPORATION
222 WEST ADAMS STREET
CHICAGO, IL 60606
(312) 621-6200

March 11, 2011
PROXY STATEMENT

INFORMATION REGARDING VOTING AT THE
2011 ANNUAL MEETING

The accompanying proxy is solicited on behalf of the Board of Directors of GATX Corporation (“GATX” or the “Company”) for use at the Annual Meeting of Shareholders to be held on Friday, April 22, 2011 (the “Annual Meeting”) in accordance with the foregoing notice. This Proxy Statement and accompanying Proxy Card are being mailed to shareholders on or about March 11, 2011.

Q:	Who is entitled to vote at the Annual Meeting?

A:	All holders of record of the Company’s common stock and both series of $2.50 Cumulative Convertible Preferred Stock as of the close of business on February 25, 2011, are entitled to vote. On that day, approximately 46,395,203 shares of common stock and 16,644 shares of $2.50 Cumulative Convertible Preferred Stock were issued and outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting.

Q:	What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

A:	Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Mellon Investor Services LLC, you are considered the shareholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “Voting Instruction Form” forwarded to you by that organization.

Q:	If I am a shareholder of record, how do I vote?

A:	There are four ways to vote:

• Using the Internet. You may vote via the Internet by following the instructions on the Proxy Card.

• By Telephone. You may vote by calling the telephone number printed on the Proxy Card.

• By Mail. You may vote by filling out the enclosed Proxy Card and returning it in the envelope provided.

• In Person. If you are a shareholder of record, you may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.

Q:	If I am a beneficial owner of shares held in street name, how do I vote?

A:	There are four ways to vote:

• Using the Internet. You may vote via the Internet by following the instructions on the Voting Instruction Form.

• By Telephone. You may vote by calling the telephone number printed on the Voting Instruction Form.

• By Mail. You may vote by filling out the Voting Instruction Form and sending it back in the envelope provided.

• In Person.   If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy and bring the legal proxy with you to the Annual Meeting.

Q:	What does it mean to vote by proxy?

A:	It means that you give someone else the right to vote your shares in accordance with your instructions. In this case, the Company is asking you to give your proxy to the Chief Executive Officer, Chief Financial Officer and General Counsel (the “Proxyholders”). In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting.

Q:	What happens if I do not give specific voting instructions?

A:	Shareholders of Record. If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or sign and return a Proxy Card without giving specific voting instructions, the Proxyholders will vote your shares in the following manner:

• FOR the election of the Board’s nominees for director;

• FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011;

• FOR the adoption of the shareholder advisory resolution on the Company’s executive compensation; and

• For a frequency of EVERY YEAR for future shareholder advisory votes on the Company’s executive compensation.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter at least ten days before the Annual Meeting, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:	Which ballot measures are considered “routine” or “non-routine”?

A:	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011 (Proposal No. 2) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to occur in connection with Proposal No. 2. The election of directors (Proposal No. 1), the advisory vote on executive compensation (Proposal No. 3) and the advisory vote on the frequency of future advisory votes on executive compensation (Proposal No. 4) are matters that are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals No. 1, No. 3 and No. 4.

Q:	How are the votes counted?

A:	With respect to Proposal No. 1, the election of directors, you may vote FOR, AGAINST or ABSTAIN with respect to each of the director nominees. If you abstain from voting on Proposal No. 1, the abstention will not have an effect on the outcome of the vote. In tabulating the voting results for the election of directors, only FOR and AGAINST votes are counted.

With respect to Proposal No. 4, the advisory vote on the frequency of holding future advisory votes on executive compensation, you may vote EVERY YEAR, EVERY 2 YEARS, EVERY 3 YEARS or

ABSTAIN. If you abstain from voting on Proposal No. 4, the abstention will not have an effect on the outcome of the vote.

For all other items of business, you may vote FOR, AGAINST or ABSTAIN. If you abstain, the abstention will not have an effect on the outcome of the vote.

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Q:	What constitutes a quorum?

A:	A quorum is present if shares representing a majority of the votes entitled to be cast are represented in person or by proxy. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present.

Q:	What if I submit a proxy and later change my mind?

A:	You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If you vote more than once via the Internet or by telephone, only your latest Internet or telephone vote submitted prior to the Annual Meeting will be counted. If you vote by mail, you may change your vote by signing and returning a new Proxy Card or Voting Instruction Form with a later date. You may also change your vote by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Corporate Secretary at 222 West Adams Street, Chicago, Illinois 60606, a written notice of revocation prior to the Annual Meeting.

Q:	What happens if other matters are raised at the meeting?

A:	If other matters are properly presented at the meeting and you have submitted a proxy, the Proxyholders will have the discretion to vote on those matters for you in accordance with their best judgment. However, the Company’s Corporate Secretary has not received timely and proper notice from any shareholder of any other matter to be presented at the meeting.

Q:	Who will count the votes?

A:	Mellon Investor Services LLC will serve as proxy tabulator and count the votes.

Q:	How is it determined whether a matter has been approved?

A:	Assuming a quorum is present, each director will be elected by the vote of the majority of votes cast with respect to that director nominee by the shares entitled to vote. A majority of votes cast means that the number of votes cast for a nominee’s election exceeds the number of votes cast against such nominee’s election. Each nominee receiving more votes for his or her election than votes against his or her election will be elected. The Board’s existing policy regarding resignations by directors who fail to receive a majority vote will be applicable to any nominee who does not receive a majority of “for” votes at the Annual Meeting.

Approval of each of the other proposals requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on that proposal at the Annual Meeting.

Q:	What shares are covered by the Proxy Card?

A:	Shareholders Who Are Not Current or Former GATX Employees. If you are not a current or former employee of the Company, the standard Proxy Card covers all shares held by you of record.

Current or Former GATX Employees. If you are a current or former employee of the Company with shares in the GATX Stock Fund as a result of your participation in the GATX Salaried Employees Retirement Savings Plan or the GATX Hourly Employees Retirement Savings Plan (collectively, the “Retirement Plans”), you will receive a separate Proxy Card for any shares you hold in each of those plans (your “Plan Shares”). The Proxy Card for your Plan Shares covers all shares held by you in the GATX Retirement Plans. Subject to applicable law, the Retirement Plan trustee will vote your Plan Shares as you direct in your completed Proxy Card or your vote via the Internet or by telephone. If you do not provide direction on how to vote, the Retirement Plan trustee will vote your Plan Shares in the same proportion as those Plan Shares for which the trustee receives timely voting instructions from other shareholder participants in the Retirement Plans. To allow sufficient time for the trustee to vote your Plan Shares in accordance with your direction, your voting instructions must be received by the trustee no later than April 18, 2011. Please note that the Proxy Card covering your Plan Shares does not cover any other GATX shares held by you outside of the Retirement Plans, and you will need to provide separate voting instructions for your non-Plan Shares as described above.

Q:	Who pays the cost of this proxy solicitation?

A:	The Company pays the costs of soliciting proxies. The Company has retained Phoenix Advisory Partners to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation. For these services, the Company will pay Phoenix Advisory Partners a fee of $7,500 plus expenses.

Q:	Is this Proxy Statement the only way that proxies are being solicited?

A:	No. As noted above, the Company has retained Phoenix Advisory Partners to aid in the solicitation of proxies. In addition, certain directors, officers or employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile, e-mail or personal contact.

Q:	Where can I find the voting results of the Annual Meeting?

A:	The Company will publish final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within four business days after the Annual Meeting. The Company will publish the frequency with which it will hold future advisory votes on executive compensation as an amendment to the Current Report on Form 8-K no later than September 19, 2011.

PROPOSAL 1
ELECTION OF DIRECTORS

Eight directors are to be elected, each for a term of one year, to serve until the 2012 Annual Meeting of Shareholders or until their successors are elected and qualified. Mr. Fairbanks will not be standing for re-election and will be retiring at the 2011 Annual Meeting. The Company is grateful to Mr. Fairbanks for his years of valuable service to the Company. All of the nominees named below for election to the Board of Directors have consented to serve as directors if elected. If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxies may be voted for any other person who may be nominated by the Board of Directors to fill the vacancy, or the size of the Board may be reduced accordingly.

Director Qualifications

The Board of Directors, upon recommendation of the Governance Committee, has determined that all candidates for election to the Board of Directors should possess and have demonstrated the following minimum criteria: (i) the highest level of personal and professional ethics, integrity and values; (ii) an inquisitive and objective perspective; (iii) broad experience at the policy-making level in business, finance, accounting, government or education; (iv) expertise and experience that is useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance and diversity of Board members may be achieved and maintained; (v) broad business and social perspective, and mature judgment; (vi) commitment to serve on the Board for an extended period of time to ensure continuity and to develop knowledge about the Company’s business; (vii) demonstrated ability to communicate freely with management and the other directors, as well as the ability and disposition to meaningfully participate in a collegial decision making process; (viii) willingness to devote the required time and effort to carry out the duties and responsibilities of a Board member; and (ix) independence from any particular constituency, and the ability to represent the best interests of all shareholders and to appraise objectively the performance of management.

The Governance Committee and the Board evaluate each candidate in the context of the Board as a whole, with the objective of assembling a group of directors that can effectively address the challenges and risks facing the Company’s business and represent shareholder interests by using its diversity of experience to exercise sound business judgment. In applying the criteria for Board members described above, the Governance Committee and the Board consider diversity to include differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to an active, effective Board. In this regard, while the Board does not have a formal policy with regard to the consideration of diversity, the Board believes that its efforts to achieve diversity on the Board have been effective.

Nominees for Election to the Board of Directors

The following list sets forth the eight nominees for election as directors at the 2011 Annual Meeting. The Board of Directors recommends that you vote FOR each of the director nominees named below.

		Director
Name and Principal Occupation	Age	Since

Anne L. Arvia	47	2009
President, Nationwide Retirement Plans
Deborah M. Fretz	62	1993
Retired; Former President and Chief Executive Officer, Sunoco Logistics Partners, L.P.
Ernst A. Häberli	62	2007
Retired; Former President, Commercial Operations International, The Gillette Company
Brian A. Kenney	51	2004
Chairman, President and Chief Executive Officer of the Company
Mark G. McGrath	64	2005
Retired; Former Director of McKinsey & Company
James B. Ream	55	2008
Senior Vice President, Maintenance and Engineering, American Airlines
David S. Sutherland	61	2007
Retired; Former President and Chief Executive Officer, IPSCO Inc.
Casey J. Sylla	67	2005
Retired; Former Chairman and Chief Executive Officer, Allstate Life Insurance Company

Additional Information Concerning Director Nominees

Below is additional information on the background of the nominees for election as directors, as well as each individual’s specific experience, qualifications and skills that led the GATX Board of Directors to conclude that such individuals should serve on the Board.

Anne L. Arvia was named President of Nationwide Retirement Plans in November 2009. Previously, she served as Chief Executive Officer of Nationwide Bank, a unit of Nationwide Mutual Insurance Company, from September 2006 to November 2009. Ms. Arvia served as President and Chief Executive Officer of ShoreBank, a community development and environmental bank, from February 2001 to August 2006. She joined Shorebank in 1991 as Assistant Controller and was named Chief Financial Officer in 1998. Ms. Arvia is a Certified Public Accountant, serves on the GATX Audit and Governance Committees and qualifies as an Audit Committee Financial Expert. With her experience in various senior management positions in the financial services sector, Ms. Arvia provides valuable expertise on investment and financial matters. Her accounting experience, together with her knowledge of financial reporting rules and regulations, makes her a valued addition to the GATX Audit Committee.

Deborah M. Fretz retired as President and Chief Executive Officer of Sunoco Logistics Partners, L.P., an owner and operator of refined product and crude oil pipelines and terminal facilities, in July 2010, having served in that position since October 2001. Ms. Fretz previously served as Senior Vice President, Mid-Continent Refining, Marketing & Logistics, of Sunoco, Inc., an energy company, from December 2000 to October 2001 and Senior Vice President, Lubricants and Logistics, from January 1997 to December 2000. She is a director of Niska Gas Storage Partners LLC and also served as a director of Sunoco Logistics Partners, L.P. until her retirement in July 2010. Ms. Fretz is Chair of the GATX Compensation Committee and also serves on the Governance Committee. With her prior experience as a Chief Executive Officer and Board member of a publicly held oil transportation and terminaling company, Ms. Fretz brings to the Board critical insight into operational and management issues. In addition, Ms. Fretz brings a wealth of knowledge about industries that constitute an important part of the Company’s rail customer base.

Ernst A. Häberli retired as President, Commercial Operations International, The Gillette Company in 2004, having served in that position since 2001. Mr. Häberli formerly served as President, North American Tissue Operations and Technology, Executive Vice President and Chief Financial Officer, Senior Vice President, Strategy and on the Board of Directors of Fort James Corporation. Mr. Häberli also served as President of Pet International and in various roles with the Phillip Morris Companies, Inc. and spent six years with the Boston Consulting Group in Europe and the United States. Mr. Häberli is also a director of Smurfit-Stone Container Corp. He is the Chair of the GATX Audit Committee, possesses accounting and financial reporting experience, and qualifies as an Audit Committee Financial Expert. With his consulting background and years in senior management roles, Mr. Häberli brings to the Board extensive operational, financial and international business management experience.

Brian A. Kenney was elected Chairman and Chief Executive Officer of the Company in April 2005, having previously been named President of the Company in October 2004. Mr. Kenney previously served as Senior Vice President, Finance and Chief Financial Officer from April 2002 to October 2004 and Vice President, Finance and Chief Financial Officer from October 1999 to April 2002. As the Chief Executive Officer of the Company, Mr. Kenney provides the unique insight and perspective that comes from managing the Company’s business on a day-to-day basis. Mr. Kenney’s extensive financial background and expertise makes him uniquely well-qualified to serve as Chairman of the Board as he provides critical insight into the leasing business and corporate strategies.

Mark G. McGrath retired as a Director of McKinsey & Company, a private management consulting firm, in December 2004, having served in that firm for 27 years. He led the firm’s Americas’ Consumer Goods Practice from January 1998 until December 2003. Mr. McGrath has served as a senior advisor with Gleacher and Company, a firm providing strategic advisory services to corporations, in a part-time capacity since January 2005. He is also a director of Aware, Inc. and is a member of the Supervisory Board of Royal Ahold, an international group of supermarket companies. Mr. McGrath serves on the GATX Compensation and Governance Committees. With over 27 years of experience as a management consultant working with companies across a wide range of businesses, Mr. McGrath has years of experience in developing successful business strategies. He provides a valued perspective on numerous operational and strategic issues facing large public companies. In addition, Mr. McGrath is well-versed in corporate governance, having started the corporate governance practice of McKinsey & Company in the 1990s and having served for several years on the Board of the National Association of Corporate Directors.

James B. Ream was named Senior Vice President, Maintenance and Engineering, of American Airlines in January 2010. Previously, Mr. Ream served as Chief Executive Officer of ExpressJet Holdings, Inc., an operator of regional jets in North America, from July 2001 to January 2010, and President of ExpressJet from October 1999 to January 2010. Prior to joining ExpressJet, Mr. Ream held various positions of increasing responsibility with Continental Airlines and American Airlines where his responsibilities included managing the accounting department at Continental and serving as Managing Director, Financial Planning and Analysis, for American. Mr. Ream was a director of Express Jet Holdings, Inc. from April 2002 to January 2010. Mr. Ream has financial and accounting expertise, serves on the GATX Audit and Compensation Committees and qualifies as an Audit Committee Financial Expert. With years of experience as a senior-level executive, Mr. Ream brings to the Board considerable expertise on strategic and management issues, including extensive experience relating to management and operations of large fleets of transportation assets.

David S. Sutherland retired as President and Chief Executive Officer of IPSCO, Inc., a steel producer, in July 2007, having served in that position since January 2002. During his 30-year career with IPSCO, Mr. Sutherland held a number of strategically important roles for the company, including Executive Vice President and Chief Operating Officer from April 2001 to January 2002 and Vice President of Raw Materials and Coil Processing from 1997 to 2001. He also serves as a director of United States Steel Corporation. Mr. Sutherland is a member of the GATX Audit and Compensation Committees. He contributes valuable insights based on his operational, financial and management experience as the former Chief Executive Officer of a publicly-held steel producer. In addition, the Board values Mr. Sutherland’s perspective on market conditions and trends in the steel and manufacturing industries, which are critical industries for the Company’s business.

Casey J. Sylla retired on March 31, 2007, as Chairman and Chief Executive Officer of Allstate Life Insurance Company, a principal division of the Allstate Insurance Company, a company offering life insurance, annuities and related retirement and savings products. Mr. Sylla previously served in various strategically important roles at Allstate including President of Allstate Financial Group from 2002 to 2006 and Chief Investment Officer for Allstate Corporation, the holding company for Allstate Insurance Company, from 1995 to 2002. Mr. Sylla is also a director of Northern Funds and Northern Institutional Funds. From December 2003 to August 2007, Mr. Sylla was a director of Spirit Finance Corporation, a real estate finance company. Mr. Sylla currently serves as the GATX Lead Director. He provides substantial management, business and leadership experience based upon his experience as a senior-level executive. The Board also benefits from Mr. Sylla’s perspectives on financial and investment matters due to his senior management experience in the investment and financial business.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Ernst & Young LLP (“Ernst & Young”) to audit the Company’s 2011 financial statements. Ernst & Young also served in this capacity in 2010. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions by shareholders.

Although SEC rules and NYSE corporate governance listing standards require that the Audit Committee be directly responsible for selecting and retaining the independent registered public accounting firm, the Company is providing shareholders with the opportunity to express their views on this issue. While this vote cannot be binding, if the shareholders do not ratify the appointment of Ernst & Young, the Audit Committee will take the vote into account in making future appointments.

The Board of Directors recommends that you vote FOR the proposal to ratify Ernst & Young as the Company’s independent registered public accounting firm for 2011.

PROPOSAL 3
ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

The Board of Directors is committed to excellence in governance. As part of that commitment, and pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Securities Exchange Act of 1934, as amended, GATX is asking shareholders to vote on a resolution to approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement. This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors and the Compensation Committee. However, the Board and the Committee value the opinions of the shareholders and will carefully consider the outcome of the vote in determining future compensation decisions and policies.

As described more fully in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement, GATX’s executive compensation program is structured to provide compensation opportunities that appropriately: (1) reflect the competitive marketplace in which the Company operates; (2) balance executive focus on short- and long-term objectives; (3) align management and shareholder interests; and (4) attract, motivate and retain key executives who are critical to GATX’s long-term success. A significant portion of the Company’s executive compensation is performance-based and, on a relative basis, GATX emphasizes incentives that focus on creating long-term economic value over those that focus on delivering short-term results. In addition, the Company’s executive compensation program uses stock grants and a mandatory stock retention policy to help align executive and shareholder interests.

GATX entered 2010 facing a number of significant challenges, including downward pressure on railcar lease rates due to a sizeable number of unutilized railcars in the industry, increased European maintenance costs due to changing regulations, and lower marine charter rates and utilization due to a weak economy and an oversupply of vessels. As a result, GATX’s expectations for the Company’s 2010 financial results were lower compared to years when economic conditions were more favorable. Despite the challenging operating environment in 2010, GATX was able to successfully manage the Company’s performance by executing effectively in three critical areas: (1) railcar fleet utilization; (2) cost containment; and (3) asset growth. Consistent with GATX’s executive compensation philosophy and objectives, the compensation decisions made by GATX for 2010 reflected both the reduced expectations for GATX’s financial results for the year due to continued economic weakness and GATX’s performance in that challenging operating environment. The CD&A section of this Proxy Statement provides a more detailed discussion of GATX’s performance this year and compensation actions that were taken to reflect that performance.

GATX urges shareholders to read the CD&A section of this Proxy Statement, as well as the Summary Compensation Table and the related tables and disclosures, for a more complete understanding of how the Company’s executive compensation policies and procedures operate. GATX believes that the 2010 compensation of its named executive officers was appropriate and aligned with the Company’s performance.

The Company is asking shareholders to approve the following advisory resolution at the 2011 Annual Meeting:

RESOLVED, that the shareholders of GATX Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, and the Executive Compensation Tables, together with the narrative discussion related thereto.

The Board of Directors recommends that you vote FOR adoption of the advisory resolution to approve the compensation of the named executive officers as disclosed in this Proxy Statement.

PROPOSAL 4
ADVISORY RESOLUTION ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON
EXECUTIVE COMPENSATION

In addition to providing shareholders with the opportunity to cast an advisory “say on pay” vote on executive compensation, GATX is also asking shareholders to vote on whether future shareholder advisory votes on the Company’s executive compensation should be held every one, two or three years.

While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board of Directors recognizes that executive compensation disclosures are made annually. After careful consideration of the frequency for future advisory votes on executive compensation, the Board of Directors is recommending that shareholders vote to hold such an advisory vote every year. GATX believes that an annual advisory vote on executive compensation provides the highest level of accountability and communication by giving shareholders the opportunity to provide their direct input on the Company’s executive compensation program on a frequent basis. However, shareholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of the Company’s executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change the Company’s executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of shareholders.

This advisory resolution is non-binding on the Company and the Board of Directors. However, the Board and the Compensation Committee value the opinions of the shareholders and will consider the outcome of the vote when determining the frequency of future say on pay votes.

The Company is asking shareholders to vote on the following advisory resolution at the 2011 Annual Meeting:

RESOLVED, that the shareholders of GATX Corporation (the “Company”) determine, on an advisory basis, that the frequency with which the shareholders of the Company shall have an advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement is:

EVERY YEAR;

EVERY 2 YEARS; or

EVERY 3 YEARS.

The Board of Directors recommends that you vote for EVERY YEAR as the frequency with which shareholders will be provided with an advisory vote on the executive compensation of the named executive officers as disclosed in the Company’s Proxy Statement.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Governance Committee. Each committee is composed of directors determined by the Board to be independent in accordance with the New York Stock Exchange (“NYSE”) listing standards. Mr. Sylla serves as Lead Director and, in such capacity, serves as an ex-officio member of each committee of the Board. In that regard, Mr. Sylla does not serve as a member of any particular Board Committee, but may attend such committee meetings as he deems appropriate. During 2010, there were eight meetings of the Board of Directors of the Company. In addition, the Board’s non-management directors generally meet in executive sessions without management before or following each meeting of the Board. The executive session is chaired by the Lead Director.

Each director attended at least 75% of the meetings of the Board and committees (on which he or she served) held while the director was a member during 2010. The Company has adopted a policy strongly encouraging all members of the Board to attend the Annual Meeting of Shareholders. In 2010, all nine directors then serving on the Board attended the Annual Meeting of Shareholders.

The Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and Code of Ethics for Senior Officers and the charters of each of the standing Board committees are available under Corporate Governance in the Investor Relations section on the Company’s website at www.gatx.com.

Board Independence

The Board of Directors has adopted the GATX Director Independence Standard set forth in Exhibit A to this Proxy Statement. This standard complies with the independence standards required by the NYSE for listed companies. The Board of Directors has affirmatively determined that each of the following nominees for election to the Board is independent based on the Company’s independence standard, and that each nominee has no other material relationship with the Company relevant to the determination of independence: Anne L. Arvia, Deborah M. Fretz, Ernst A. Häberli, Mark G. McGrath, James B. Ream, David S. Sutherland and Casey J. Sylla.

Committees of the Board

Audit Committee

The Audit Committee members are Messrs. Häberli (Chair), Ream and Sutherland and Ms. Arvia. The Board of Directors has determined that each current member of the Audit Committee is financially literate and has accounting or related financial management expertise and that Messrs. Häberli and Ream and Ms. Arvia meet the criteria established by the Securities and Exchange Commission (“SEC”) for an “Audit Committee Financial Expert.” The Audit Committee is composed solely of members who are independent in accordance with the NYSE’s rules for independence of audit committee members. During 2010, there were eight meetings of the Audit Committee. The functions of the Audit Committee include retaining or terminating the Company’s independent registered public accounting firm, reviewing and approving (or disapproving) any related person transactions, and preparing the report that SEC rules require be included in the Company’s annual Proxy Statement. The Committee also assists the Board of Directors in oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Company’s guidelines and policies with respect to risk assessment and risk management; (iv) the independent registered public accounting firm’s qualifications and independence; and (v) the performance of the Company’s internal audit function and independent registered public accounting firm.

Compensation Committee

The Compensation Committee members are Ms. Fretz (Chair) and Messrs. McGrath, Ream and Sutherland. During 2010, there were five meetings of the Compensation Committee. The Committee’s functions include: (i) assisting the Board of Directors in the discharge of its responsibilities with respect to compensation of the Company’s directors, officers and executives; (ii) general responsibility for ensuring the appropriateness of the Company’s executive compensation and benefit programs, and the criteria for awards to be issued under such programs; and (iii) preparing the report that SEC rules require be included in the Company’s annual Proxy Statement. The Compensation Committee has engaged Frederic W. Cook & Company, Inc., an independent outside consulting firm, to advise the Committee on matters related to executive and director compensation. Frederic W. Cook & Company, Inc. provides relevant market data, current updates regarding trends in executive and director compensation, and advice on program design. In addition, the Committee’s consultant provides specific recommendations for the Chief Executive Officer’s compensation and advice on the recommendations made by the Chief Executive Officer with respect to the compensation of other executives. The Committee’s consultant attends all Committee meetings and meets independently with the Committee as appropriate. The only services that the compensation consultant performs for the Company are related to executive and director compensation and are primarily in support of decision-making by the Committee.

Governance Committee

The Governance Committee members are Messrs. Fairbanks (Chair) and McGrath and Mesdames Arvia and Fretz. During 2010, there were four meetings of the Governance Committee. The Committee’s functions include: (i) identifying individuals qualified to become Board members and recommending to the Board of Directors a slate of director nominees for election at each annual meeting of the Company’s shareholders; (ii) ensuring that all of the committees of the Board of Directors shall have the benefit of qualified and experienced independent directors; (iii) developing and recommending to the Board of Directors a set of effective corporate governance policies and procedures applicable to the Company; and (iv) reviewing the performance of all members of the Board in their capacities as directors, including attendance and contributions to Board deliberations, and making such recommendations to the Board as may be appropriate.

Board Leadership Structure

In selecting an individual to serve as Chairman of the Board, the Board selects a director whom it believes is the most qualified and appropriate individual to serve as Chairman, whether the director is an outside director or a member of executive management. Currently, Brian A. Kenney, the Company’s Chief Executive Officer, serves as Chairman. The Board believes that Mr. Kenney is the most appropriate individual to serve as Chairman because of his deep knowledge of the Company’s business and strategy, as well as his demonstrated skill and commitment to performing effectively as Chairman of the Board. Having the Chief Executive Officer serve as Chairman provides the Board with a clear understanding of issues facing the Company, which, in turn, promotes effective Board decision-making, alignment on corporate strategy, and accountability of management.

The Company’s Board is structured to promote independence whether or not its Chairman is a member of executive management. The entire Board, with the exception of Mr. Kenney, consists of independent directors, and the Audit, Compensation and Governance Committees all are composed entirely of independent directors. The independent directors on the Board meet after each Board meeting in executive sessions that are not attended by management directors or management.

In addition, under the Company’s Corporate Governance Guidelines, an independent Lead Director is designated each year by the independent directors serving on the Board in order to ensure effective independent oversight of the Board’s governance processes. Currently, Casey J. Sylla serves as Lead Director. The Board has adopted the Terms of Reference for Lead Director, which sets forth the powers and duties of the Lead Director, including the following:

•	Serve as liaison between the outside directors and the Chairman and as a contact person for communications by employees and shareholders with the independent directors

•	In consultation with the Chairman, establish the agenda and schedule for Board meetings and, as appropriate, consult with other independent directors regarding matters to be included on the agenda for any Board meeting

•	Consult with the Chairman in scheduling Board meeting dates

•	Advise the Chairman as to the independent directors’ views on the quality, quantity and timeliness of information from the Company that is necessary for the Board to effectively and responsibly perform its duties

•	With input from the other independent directors, develop the agenda for, and serve as chairman of, the executive sessions of the Board’s independent directors

•	Together with the Compensation Committee and the full Board, evaluate the performance of the Chairman and meet with the Chairman to discuss such evaluation

•	Serve as an ex officio member of each committee of the Board

•	Undertake such additional responsibilities as may be determined from time to time by the other independent directors

Board Role in Risk Oversight

While Company management is responsible for managing risk, the Board and each of its committees plays a role in overseeing the Company’s risk management practices. The full Board is ultimately responsible for risk oversight, and it discharges this responsibility by, among other things, receiving regular reports from Company management concerning the Company’s business and the material risks facing the Company. Each of the Board’s committees also plays a role in risk oversight:

•	Audit Committee. Under the terms of its charter and applicable NYSE rules, the Audit Committee plays a key role in the Board’s risk oversight process. The Audit Committee’s duties include discussing the Company’s guidelines and policies with respect to risk assessment and risk management with Company management, the internal auditors and the independent registered public accounting firm. The Audit Committee also receives regular reports from Company management and discusses with management the steps taken to monitor and control risk exposures. In addition, the Audit Committee reviews all of the Company’s quarterly financial reports, including any disclosure therein of risk factors affecting the Company and its business. The Audit Committee provides regular reports to the full Board on its risk oversight activities and any issues identified thereby.

•	Compensation Committee. The Compensation Committee receives regular reports from its independent compensation consultant and management, as appropriate, concerning the Company’s compensation plans, policies and practices. The Committee also sets performance goals under the Company’s annual bonus and long-term incentive plans. In setting the performance targets and overseeing the Company’s compensation plans, policies and practices, the Compensation Committee regularly considers the risks that may be created and whether any such risks are reasonably likely to have a material adverse impact on the Company. The Compensation Committee provides regular reports to the full Board on the Company’s compensation plans, policies and practices and the Committee’s oversight of compensation-related risks. The Company, with input from the Committee and its independent consultant, maintains a process to assess, on an annual basis, any potential risks that may be created by the Company’s compensation plans, policies and practices. The compensation risk assessment conducted by the Company in 2011 indicated that the Company’s compensation plans, practices and policies do not create risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, the Company considered the overall mix of compensation for employees as well as the various risk control and mitigation features of its compensation plans, including appropriate performance measures and targets, incentive plan payout maximums and the Company’s recoupment policy and stock retention requirements.

•	Governance Committee. Under its charter, the Governance Committee is responsible, among other things, for developing and recommending to the Board a set of effective corporate governance guidelines and procedures designed to assure compliance with applicable governance standards. The Governance Committee provides regular reports to the Board on its activities.

Through the activities of the Audit, Compensation and Governance Committees, as well as the full Board’s interactions with management concerning the Company’s business and the material risks that may impact the Company, the independent directors on the Board are able to monitor the Company’s risk management process and offer critical insights to Company management.

Related Person Transactions

Related Person Transactions Approval Policy

The Board of Directors has adopted a written policy for the review of related person transactions. The Audit Committee reviews related person transactions in which the Company will be a participant to determine if they are in the best interests of the Company and its shareholders. Financial transactions, arrangements, relationships or any series of similar transactions, arrangements or relationships in which a related person had, or will have, a material interest and that exceed $120,000 are subject to the Audit Committee’s review.

Related persons are directors, director nominees, executive officers, holders of 5% or more of the Company’s voting stock and their immediate family members. Immediate family members are spouses, parents, stepparents, mothers-in-law, fathers-in-law, siblings, brothers-in-law, sisters-in-law, children, stepchildren, daughters-in-law, sons-in-law and any person, other than a tenant or employee, who shares the household of a director, director nominee, executive officer or holder of 5% or more of the Company’s voting stock.

In reviewing related person transactions, the Audit Committee considers all material factors concerning the particular transaction to determine whether it meets the standard of being in the best interests of the Company and its shareholders. For example, depending on the facts of the particular transaction, these factors may include the benefits to the Company of the transaction, whether comparable products and services can be obtained from unrelated third parties, and whether the transaction is on “arm’s length” terms.

Upon completion of its review, the Audit Committee approves, ratifies or disapproves the related person transaction. In conjunction with any approval or ratification of a transaction, the Audit Committee makes a determination that the transaction does not constitute a conflict of interest pursuant to the Company’s Code of Business Conduct and Ethics.

Shareholder Transaction

As of December 31, 2010, BlackRock, Inc. (including its affiliated entities, “BlackRock”) was the beneficial owner of approximately 6.6% of the Company’s outstanding common stock. BlackRock also provides investment management services to the Company’s pension plans in the United States and in the United Kingdom. During the year ended December 31, 2010, the total fees paid by the Company to BlackRock for investment management services were approximately $135,133. The aggregate amount of the Company’s pension assets under management by BlackRock as of December 31, 2010 was approximately $108.2 million.

Director and Officer Indemnification and Insurance Arrangements

The Company indemnifies its directors and officers to the fullest extent permitted by the New York Business Corporation Law, as required by the Company’s By-Laws. In addition, the Company has entered into indemnification agreements with each member of the Board of Directors that contractually obligate the Company to provide this indemnification to directors.

As authorized by the New York Business Corporation Law and the Company’s By-Laws, the Company also has purchased insurance policies that provide liability protection for the Company’s directors and officers for claims for which they may not be indemnified by the Company. These policies also provide reimbursement to the Company for indemnification payments made by the Company on behalf of its directors and/or officers, subject to policy conditions and exclusions.

Process for Identifying and Evaluating Director Nominees

The Board is responsible for recommending director nominees for election by the shareholders. The Board has delegated the process for screening potential candidates for Board membership to the Governance Committee with input from the Chairman of the Board and Chief Executive Officer. When the Governance Committee determines that it is desirable to add to the Board or fill a vacancy on the Board, the Governance Committee will identify one or more individuals qualified to become members of the Board and recommend them to the Board. In identifying qualified individuals, the Governance Committee will seek suggestions from other Board members and may also retain a search firm for this purpose. The Governance Committee also will consider candidates recommended by shareholders. The Governance Committee will conduct such inquiry into the candidate’s background, qualifications and independence as it believes is necessary or appropriate under the circumstances, and would apply the same standards to candidates suggested by shareholders as it applies to other candidates. Any recommendations by shareholders of director candidates should be submitted to the Governance Committee, c/o Corporate Secretary, GATX Corporation, 222 West Adams Street, Chicago, Illinois 60606. The recommendation must be received not more than 120 and not less than 90 days prior to the first anniversary of the preceding year’s annual meeting and must include all information required by the proxy rules and applicable law. If a submission is in proper form as provided by the Company’s By-Laws, the Governance Committee will apply the same standards to the evaluation of a shareholder nominee as it applies to nominees submitted by others.

Communication With the Board

Interested parties, including shareholders, may communicate directly with the Board, one or more directors of the Company, including the Lead Director, or the non-management directors of the Company as a group through the office of the Corporate Secretary as follows: (i) by mail addressed to the Board, the non-management directors as a group or one or more directors, c/o Corporate Secretary, GATX Corporation, 222 West Adams Street, Chicago, Illinois 60606; (ii) electronically by sending an e-mail to contactboard@gatx.com; or (iii) anonymously by telephone by calling (888) 749-1947. Communications (other than those deemed, in the reasonable judgment of the Corporate Secretary, to be inappropriate or patently frivolous) received by the Company addressed to the Board or one or more directors shall be promptly forwarded to the Lead Director and to the Board member or members to whom it was addressed or, if not so specifically addressed, then, depending on the subject matter of the particular communication, to the chair of the appropriate Board committee or to the non-management directors as a group. Any communication not readily identifiable for a particular director or Board committee shall be forwarded to the Chair of the Governance Committee.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (“CD&A”) describes the material elements of GATX’s compensation program for “named executive officers” and explains a number of significant actions taken by the Compensation Committee of the Board of Directors (the “Committee”) in 2010. The Company’s “named executive officers” are the Chairman, President and Chief Executive Officer, Brian Kenney, the Senior Vice President and Chief Financial Officer, Robert Lyons, and the Company’s three other most highly compensated executive officers during 2010: James Earl, Executive Vice President and Chief Operating Officer; Deborah Golden, Senior Vice President, General Counsel and Secretary; and Clifford Porzenheim, Senior Vice President, Strategic Growth.

Executive Summary of Key Compensation Actions in 2010

GATX entered 2010 facing a number of significant challenges, including downward pressure on railcar lease rates due to a sizeable number of unutilized railcars in the industry, increased European maintenance costs due to changing regulations, and lower marine charter rates and utilization due to a weak economy and an increasing oversupply of vessels. Despite these challenges, the Company successfully managed its performance by executing well in three critical areas: (1) railcar fleet utilization; (2) cost containment; and (3) asset growth. By the end of 2010, GATX’s North American railcar fleet utilization improved to 97.4% compared to 95.9% at the end of 2009, reflective of a strong effort to place the Company’s railcars with customers. The Company managed maintenance and SG&A costs effectively, as evidenced by maintenance costs being relatively flat versus 2009 and SG&A decreasing over 20% from the 2008 peak. GATX also succeeded in acquiring an interest in approximately 9,000 railcars at attractive prices, including two large transactions that involved purchasing cars from distressed sellers. Total investment volume increased in 2010 to $585 million up significantly from $480 million in 2009.

Due to challenges noted above and continued weakness in economic conditions, GATX’s expectations for the Company’s 2010 financial results were lower compared to years when economic conditions were more favorable. GATX’s compensation decisions for 2010 reflected these expectations and were consistent with the Company’s executive compensation philosophy and objectives which are described in more detail below. Key compensation decisions for 2010, as reported in the Summary Compensation Table and as discussed in more detail elsewhere in this CD&A, included the following.

•	Due to continued difficult economic and market conditions, the named executive officers’ base salaries continued to be frozen at 2008 levels.

•	The annual incentive plan design was modified as follows:

—	Payout at budgeted performance was reduced from 100% to 75%.

—	The payout curve was flattened for below budgeted performance levels, so the payout at the minimum acceptable performance level would be 25% of target, which was consistent with 2009, but significantly lower than the 70% level historically used. Also, the maximum payout occurred at a significantly higher 150% achievement over budget versus 115% used in prior years.

—	The form of payment was changed from 100% cash to 50% cash and 50% GATX restricted stock units that vest ratably over two years after the date of grant.

•	Payouts for the 2010 annual incentive plans were at 74%, just below the goal for budgeted net income for the year.

•	Although 2010 long-term incentive awards were increased by 5% compared to 2009 long-term incentive award levels, the 2010 awards were 20% lower than 2008 award levels.

•	Payout for the 2010-2012 performance share grant at targeted performance was reduced from 100% to 75% for the 3-year return on equity performance measure, similar to the payout for the annual incentive plan.

•	The 2008-2010 performance shares paid out at 38% of the target awards, as 86% of the investment volume goal was achieved but the minimum threshold for the return on equity performance measure was not met.

•	The Company’s 401(k) match for U.S. salaried employees, including executive officers, was suspended for 2010.

•	Automobile allowances for executive officers were suspended for 2010.

GATX Compensation Philosophy and Objectives

The Company’s executive compensation program is structured to provide compensation opportunities that appropriately: (1) reflect the competitive marketplace in which the Company operates; (2) balance executive focus on short- and long-term objectives; (3) align management and shareholder interests; and (4) attract, motivate and retain key executives who are critical to GATX’s long-term success. The program has been developed with the following key principles in mind:

•	A significant portion of compensation should be performance-based. Through annual and long-term incentive awards, executives are encouraged to focus attention on a combination of critical strategic and financial goals. The weight placed on each of these should vary from time to time depending on the Company’s strategies and operating environment.

•	On a relative basis, long-term incentive opportunities should be emphasized more heavily than short-term incentive opportunities. The Company invests predominantly in long-lived assets and the outcomes of key decisions are often not realized for several years. Creating long-term economic value should outweigh focus on short-term results.

•	A meaningful equity stake helps ensure that executive and shareholder interests are aligned. This is accomplished through Company stock grants and a mandatory stock retention policy.

As shown in the following table, the mix of target total direct compensation (“TDC” or current base salary, target annual incentive and target long-term incentive) for named executive officers is consistent with the principles described above. The table illustrates how TDC is allocated between performance and non-performance based components, how performance-based compensation is allocated between annual and long-term components, and how TDC is allocated between cash and equity components.

TDC Mix

			% of Performance
			Based TDC
	% of TDC that is:		that is:		% of TDC that is:
	Performance		Annual	Long-Term	Cash Based	Equity Based
Name	Based(1)	Fixed(2)	(3)	(4)	(5)	(6)

Brian A. Kenney	76%	24%	31%	69%	47%	53%
James F. Earl	67%	33%	34%	66%	56%	44%
Robert C. Lyons	65%	35%	32%	68%	56%	44%
Deborah A. Golden	57%	43%	38%	62%	65%	35%
Clifford J. Porzenheim	59%	41%	35%	65%	62%	38%

(1)	Target annual plus target long-term incentives / TDC

(2)	Base salary /TDC

(3)	Target annual incentives /Target annual plus long-term incentives

(4)	Target long-term incentives /Target annual plus long-term incentives

(5)	Base salary plus target annual incentives / TDC

(6)	Long-term incentives /TDC

(Note: The figures in the table above are based on salaries and incentive targets in effect as of December 31, 2010, and thus are not intended to match amounts shown in the Summary Compensation Table or the Grant of Plan-Based Awards Table).

Ultimately, the executive compensation program is intended to help communicate and reinforce performance that contributes to business success and shareholder return and to reward executives appropriately when the desired results are achieved. To help ensure that this intent is achieved, the Committee continually reviews and refines the executive compensation program, considering recognized best practices and evolving governance practices for executive compensation. As a result of its ongoing review, the Committee has made some substantive modifications to the Company’s executive compensation plans and programs over the past several years, including:

•	Adopted a recoupment policy to enable the Company to recover compensation paid to executive officers in the event of material restatement of the Company’s financial results.

•	Implemented an annual review of executive and director compensation programs, replacing the Committee’s former practice of conducting a review every other year.

•	Implemented a 12-month base salary review cycle for executive officers rather than the prior 18-month cycle to more effectively link base salary decisions to the executive officer’s performance and the Company’s financial results for the year.

•	Modified long-term incentive award agreements to require both a Change of Control event and an executive’s actual or constructive termination before vesting will be accelerated for any outstanding awards.

•	Modified and implemented Change of Control agreements to reduce certain terms and conditions bringing them more in line with current best practices.

•	Amended the Company’s 2004 Equity Incentive Compensation Plan to explicitly prohibit a cash buyout of outstanding underwater stock options and stock appreciation rights.

Roles and Responsibilities

The Committee and Management

The Committee oversees the design and administration of the Company’s executive compensation program with the assistance of Frederic W. Cook & Company, Inc., an independent consulting firm retained by the Committee (the “independent consultant”). Based on input from the Committee’s independent consultant and the Company’s human resources staff, the Committee makes all decisions with respect to the compensation of the Chief Executive Officer. As part of the Company’s regular compensation review cycles, the Chief Executive Officer typically makes recommendations concerning base salary increases and long-term incentive award grants for the other named executive officers. In addition, from time to time the Chief Executive Officer may recommend a bonus or long-term incentive award to recognize outstanding performance or exceptional contributions by a named executive officer. After reviewing these recommendations, the Committee makes decisions with respect to the compensation of such named executive officers.

As discussed in greater detail below, the Committee annually reviews current executive compensation practices, trends and developments using third-party surveys and guidance from its independent consultant. This review covers substantive compensation elements, including base pay and annual and long-term incentive awards. Based on the review, the Chief Executive Officer makes recommendations to the Committee to increase or decrease target levels for annual bonus and long-term incentive awards for the other named executive officers. The Chief Executive Officer does not participate in, nor is he present during, any discussions of his own compensation. Such discussions occur in executive sessions of the Committee, which may include the Committee’s independent consultant. The Committee reviews decisions regarding Chief Executive Officer pay with the other independent directors on the Board.

Independent Consultant

Since 2003, the Committee has utilized the services of Frederic W. Cook & Company, Inc. as an outside independent compensation consultant to review and advise the Committee on the Company’s executive and director compensation plans, programs and policies. The independent consultant also advises the Committee periodically on current trends and best practices and reviews the Committee agendas and supporting materials with management and the Committee Chair in advance of each Committee meeting. The independent consultant attends all meetings of the Committee, including executive sessions at which management is not present. The independent consultant does not provide any compensation-related or other services for the Company except for those services performed on behalf of the Committee or at the Committee’s request.

Use of Compensation Survey Data

The executive compensation program has been structured to provide pay opportunities believed to be comparable to the median range of opportunities provided by similarly-sized companies (which are referred to throughout the remainder of this discussion as competitive or market pay levels). Because the Company has no direct peers for which relevant compensation data is available, determining competitive pay levels with precision is not possible. The Company’s human resources staff, with oversight from the Committee’s independent consultant, regularly reviews information on median pay for executives as reported in national compensation surveys published by Hewitt Associates and Towers Watson for organizations of similar revenue size. The Company uses the surveys to understand current compensation practices at similarly-sized companies in order to assist the Company to achieve its goal of having the various elements of compensation be competitive. Further, the compensation surveys are a starting point for GATX’s compensation review process, and actual compensation decisions with respect to specific individuals are influenced by a variety of factors in addition to the surveys, including experience, tenure, skills, unique responsibilities, individual performance and the Company’s specific talent requirements.

Compensation Elements

The elements of the Company’s compensation program for named executive officers include:

•	Base salary

•	Annual incentive awards

•	Long-term equity-based incentive awards

•	Retirement, health and welfare benefits

•	Financial and legal counseling allowances

•	Change of control severance protection

Base Salary

Base salary helps the Company attract and retain an appropriate caliber of executive talent and provides executives with a degree of financial certainty since base salary is less subject to Company performance risk than most other pay elements. In establishing salary levels, consideration is typically given to market pay levels, the specific responsibilities and experience of the named executive officer, and his or her individual performance.

The Committee reviews all of the elements of executive officer compensation at the beginning of each year to effectively link base salary decisions to the officer’s performance and the Company’s financial results for the prior year. The base salary review occurs at the Committee’s first meeting in January, and any base salary increases for executive officers are effective each March 1, coinciding with base salary increases for other GATX salaried employees.

Base salary levels affect other elements in the compensation program because annual incentive opportunities, long-term incentive opportunities and retirement benefits are highly correlated with base pay levels. This effect is intentional and helps ensure that total compensation is lower than market levels for less tenured or underperforming employees, and higher than market for very experienced, proven performers.

As in 2009, the named executive officers did not receive any increases to their base salaries in 2010. All executive officers will be eligible for a base salary increase on March 1, 2011.

As noted in the chart above, salaries represent between 24% (for the Chief Executive Officer) and 43% (for the other named executive officers) of TDC, consistent with the Company’s philosophy that the majority of compensation to named executive officers should be performance based.

Annual Incentive Awards

Named executive officers are eligible to receive annual incentive awards under the GATX Cash Incentive Compensation Plan (the “CICP”) based on the extent to which pre-established financial performance goals are achieved. The CICP was approved by shareholders in 2004. Under the CICP, the maximum possible incentive award payable to each named executive officer has been established as 0.75% of Total Gross Income Less Total Ownership Costs as each are reported in the Company’s financial statements. At the end of each year, the Committee certifies the level of actual performance on this measure and may reduce, but not increase, the annual award based upon underlying metrics communicated to each participant at the beginning of the year.

Annual incentive awards are the primary element in the total compensation program under which named executive officers are rewarded for the achievement of annual operating profitability goals. The Committee assesses actual performance results with this in mind and may exclude all or a portion of the impact of events unrelated to operating performance from the computation of results for incentive purposes, and/or modify the performance goals against which actual results are compared. The Committee may also make adjustments for other reasons including unusual or strategic events such as restructurings, acquisitions or divestitures. Thus, the results on which annual incentives are based may differ from results reported in the Company’s financial statements. Such adjustments may increase or decrease the size of incentives otherwise payable.

The basis on which financial performance is measured may vary from year to year in accordance with the Company’s objectives. Performance has typically been measured against budgeted financial performance, with budgeted performance generally representing the level for which target award opportunities are paid. Financial performance has most often been expressed in terms of consolidated net income since the annual plan is intended to provide a strong incentive for profitability. In 2010, incentives to all named executive officers were based solely on the Company’s financial performance.

Target incentive opportunities for named executive officers are expressed as a percentage of base salary and reflect typical competitive opportunities. The percentage of target incentive opportunities payable at various levels of financial performance is governed by a schedule approved by the Committee each year after reviewing recommendations made by management. The level of financial performance required for the payment of maximum incentive opportunities is established based on the Committee’s assessment of the level of performance that shareholders would likely consider superior in view of general economic conditions and the economic outlook for the Company and its industry in particular. This process is essentially reversed to establish the threshold or minimum performance level, defined as the level of financial performance below which no incentive is payable.

As described in the executive summary above, the Committee made the following adjustments to the annual incentive plan to address challenging market conditions in 2010:

•	The plan design was modified to reflect a lower payout upon achieving budgeted earnings. Thus, achievement of 100% of the budgeted consolidated net income would result in an incentive payout of 75% of target rather than 100% as in prior years. In addition, the payout schedule was flattened both above and below the net income goal resulting in a 25% payout rather than a 70% payout at threshold performance, and requiring achievement of 150% of budget rather than 120% to receive the maximum payout under the plan.

•	The form of payout was modified from 100% cash to 50% cash and 50% restricted stock units that vest ratably over two years from the date of grant.

•	Actual consolidated net income for 2010, which was $74.5 million, represented 99.5% of budgeted consolidated net income and resulted in incentive payouts of 74% of target. This payout was made in 50% cash and 50% restricted stock units that will vest ratably over the following two years. For additional information regarding the 2010 annual incentive plan for the named executive officers, including the specific numerical levels of performance required for target, maximum and threshold incentive payouts, please see the Narrative Discussion Related to the Summary Compensation Table and Grants of Plan-Based Awards Table.

Long-Term Equity-Based Incentive Awards

Long-term equity-based incentive opportunities are provided each year to named executive officers and other employees pursuant to the GATX Corporation 2004 Equity Incentive Compensation Plan (the “EICP”). A variety of different award types may be granted under the EICP, including stock options, stock appreciation rights (“SARs”), performance shares or units and restricted stock. Long-term incentive compensation helps the Company attract and retain qualified executives, reward the achievement of the Company’s long-term objectives, encourage ownership of the Company’s stock, and promote a close identity of interests between the Company’s management and its shareholders. Target long-term incentive opportunities are established for named executive officers in accordance with typical competitive opportunities and are expressed as a percentage of the midpoint of the officer’s base salary range.

Since 2006, the value of the regular, annual long-term incentive awards to each named executive officer has been split approximately equally between stock-settled SARs and performance shares. This combination of grant types was chosen because it focuses attention on total shareholder return and on specific financial goals, both of which are essential to the Company’s long-term success.

•	SARs — SARs are granted to align the interests of the Company’s named executive officers and other employees with its shareholders. SARs are granted at a price equal to the average of the high and low prices of the Company’s common stock on the date of grant as approved by the Committee. Because total shareholder return is comprised of stock price appreciation and dividends, dividend equivalents are attached to SAR grants. While paying dividend equivalents is not a practice adopted by most companies, rewarding both components of shareholder return better aligns management and shareholder interests. Dividend equivalents accrue until vesting and are paid in cash thereafter until the SAR is exercised or expires. Because the value of dividend equivalents is fully factored into the determination of grant size, recipients receive no additional compensation; awards are correspondingly smaller than they would be if dividend equivalents were not attached because the value of each SAR is higher.

•	Performance Shares — The purpose of performance shares is to focus attention on and to reward the achievement of the Company’s long-term financial and strategic objectives. Performance share awards operate similarly to annual incentive awards in many respects. The primary differences are the length of the performance period, the link to the Company’s stock price, and the form of payment. In the case of performance shares, the Committee establishes the goals for which the performance shares may be earned at the beginning of a multi-year rather than annual performance period. The length of the performance period is typically three years. A percentage ranging from 0% to 200% of the performance shares initially awarded is earned based on the extent to which the multi-year goals are achieved. The value of each earned performance share equals the price of one share of the Company’s common stock at the end of the performance period, with payment for earned performance shares made in the form of Company common stock rather than cash.

Under the EICP, the Committee determines the maximum number of performance shares that may be earned if a specified level of Total Gross Income Less Total Ownership Costs ($350 million per year for the 2010-2012 performance period) is attained. The Committee determines whether or not this goal has been met at the end of the performance period. If the goal has not been met, the entire performance share award is cancelled. If the goal has been met, the Committee may reduce, but not increase, the number of performance shares otherwise payable based on the achievement of long-term performance objectives communicated to participants at the beginning of the relevant performance period, which is generally a three-year period.

The Committee may make adjustments to the goals or to the computation of actual performance against those goals. Fewer adjustments are expected to be made with respect to factors affecting long-term incentives than annual incentives, but adjustments are occasionally necessary to reflect circumstances or events impossible to anticipate at the time the goals are set such as acquisitions or divestitures or changes in accounting or tax regulations; such adjustments may serve to increase or decrease the number of performance shares that would otherwise be earned. Accumulated dividend equivalents are paid on the number of performance shares earned at the end of the performance period.

2010 Long-Term Incentive Grants:  For 2010, long-term incentive grants to the Chief Executive Officer and the other named executive officers consisted of SARs and performance shares, weighted equally. However, as noted above, due to the continued challenging economic and market conditions, the Committee again reduced long-term incentive grant values for 2010 by 20% from 2008 award levels. In 2009, the Committee reduced award levels by 25% from 2008 levels.

As in past years, the actual number of performance shares awarded was determined by dividing the performance share award value by the average closing prices of GATX stock on the four Fridays immediately preceding the Committee meeting at which the grant was awarded. The same calculation is used to determine the number of SARs awarded, but the average closing price is then adjusted by a Black-Scholes value.

The percentage of the initial performance share grant that will be earned by each named executive officer is based on performance from 2010 through 2012. Performance goals for this period were established on two equally weighted measures: consolidated average return on equity and consolidated cumulative investment volume. These measures reflect the Company’s objectives for sustained profitability and growth. Because the Company invests in long-lived assets, the quality of investment decisions is an important component in the Company’s long-term success. All investments are made pursuant to the Company’s investment approval policy. The numerical goals established on both performance measures, the definition of the measures, and the percentage of the initial grant of performance shares that is payable at the threshold, target and maximum levels of actual performance are shown in the Equity-Based Long-Term Incentives section of the Narrative Discussion Related to the Summary Compensation Table and the Grants of Plan-Based Awards Table. For the 2010-2012 cycle, the target payout at budget for the 3-year consolidated return on equity measure was reduced from 100% to 75% and the payout scale was flattened both above and below target level performance. The budgeted average 3-year return on equity goal for 2010-2012 is 7.25%. The threshold and maximum number of performance shares (25% and 200% of the target grant) are earned if return on equity averages 6% and 13% or more, respectively. For the 3-year cumulative investment volume component, the 2010-2012 target grant is earned if 3-year cumulative investment volume is $1.87 billion, at 100% of budgeted performance. The threshold and maximum number of performance shares are earned if cumulative investment volume is $1.10 billion and $2.60 billion or more, respectively.

2008 — 2010 Performance Share Payouts:  In 2010, the 2008 to 2010 performance share period concluded. Each target award was based 50 percent on a 3-year consolidated return on equity goal and 50 percent on a 3-year cumulative consolidated investment volume goal. The 3-year average consolidated return on equity for the period was 9.4% versus a goal of 13.5%, and 3-year cumulative consolidated investment volume was $2,131 million versus a goal of $2,500 million. Based on the results, performance share payouts were 38.5% of target incentive awards. These awards were made in accordance with the provisions of the plan as established at the beginning of the period. For details regarding the 2008 to 2010 performance share payments to the named executive officers, please see the Option Exercises and Shares Vested Table.

Grant Policies:  The grant date for regular long-term incentive awards is the date of the Committee’s first meeting of each calendar year. Off-cycle grants (if any) to newly hired or promoted employees will continue to be made on the last trading date of the month following the hire or promotion date and Committee approval of the award. SAR grants to named executive officers are made at the same time as they are made to other employees. SARs vest ratably over a three-year period and expire after seven years. Restricted stock that has only time-based vesting requirements is granted to named executive officers on a limited basis only. The Company has no program, plan or practice to time SAR grants to named executive officers or any other employees in coordination with the release of material non-public information.

Retirement, Health and Welfare Benefits

The Company sponsors a standard array of retirement, health and welfare benefits. Retirement programs include both a 401(k) and defined benefit pension program as well as a supplemental plan intended solely to restore pension benefits limited by law to the level specified by formula in the qualified pension plan applicable to all salaried employees. The pension and 401(k) programs are intended to supplement employees’ personal retirement savings and social security benefits. Health and welfare benefits include medical, dental, vision, life and disability insurance. These programs provide protection against catastrophic loss and encourage health maintenance.

Named executive officers participate in the same programs and on the same basis as other salaried employees. No retirement, savings, medical, disability or other insurance program or arrangement exists which provides benefits to named executive officers in excess of those provided generally, with the amount of benefits under certain of those programs corresponding to the employee’s years of service and compensation level.

For 2010, the Company match to the 401(k) was suspended for U.S.-based salaried employees, including the named executive officers.

Perquisites

Consistent with the Company’s desire to minimize status-oriented compensation elements, the only perquisites made available to named executive officers in 2010 were financial and legal counseling allowances. In 2010, automobile allowances for the named executive officers were suspended.

Change of Control Severance Agreements

Each named executive officer has entered into an Agreement of Employment Following a Change of Control which provides certain benefits should employment be terminated following a change of control (“COC”). This protection is provided for competitive reasons and to ensure the stability, continuity and impartiality of the Company’s executives in a COC situation. The level of protection provided is intended to be similar to that provided by similarly-sized organizations.

The Agreements are “double-trigger” agreements, meaning that benefits are payable only if a COC occurs and the executive’s employment is terminated or constructively terminated as a result. Key terms under the Agreements applicable in 2010 are summarized in the Narrative Discussion Regarding Potential Payments Upon Termination or COC. In 2010, the Committee decided not to provide excise tax gross up benefits in any new COC agreements the Company may enter into with executives in the future. Treatment of all long-term incentive awards in the event of a COC is governed not by the Agreements but rather by the EICP and related grant agreements, which are applicable to all employees who receive long-term incentive awards. In addition, all EICP grant agreements require both a COC event and an executive’s actual or constructive termination before vesting will be accelerated for any outstanding long-term incentive awards.

Stock Retention Requirements

To underscore the importance of stock ownership, the Company has established stock retention requirements for named executive officers and other members of senior management. The requirements specify that 50% of the after-tax profit realized from Company equity awards be retained in shares of Company stock until the employee owns stock equal in value to a multiple of salary based on his or her position. The multiple is 5.0 times salary for the Chief Executive Officer and 2.5 times salary for other named executive officers.

As of February 1, 2011, the named executive officers had achieved the following approximate percentages of their respective stock retention requirements: Mr. Kenney — 82%; Mr. Earl — 151%; Mr. Lyons — 108%; Ms. Golden — 58%; and Mr. Porzenheim — 202%.

Recoupment Policy

The Company maintains a recoupment policy, which provides that in the event of a material restatement of the Company’s financial results, the Board, or a Committee designated by the Board, will review the facts and circumstances that led to the requirement for the restatement and will take such actions as it deems necessary or appropriate. The Board will consider whether any executive officer received excess compensation due to the fact that the original financial statements were incorrectly presented. The Board also will consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct.

The actions the Board may elect to take against a particular executive officer, depending on all the facts and circumstances as determined during their review, could include: (i) the recoupment of all or part of any bonus or other compensation paid to the executive officer that was based upon the achievement of financial results that were subsequently restated; (ii) disciplinary actions, up to and including termination; and/or (iii) the pursuit of other available remedies, including, but not limited to, canceling stock-based awards.

Regulatory Considerations

The Company’s incentive compensation programs have been designed and administered in a manner generally intended to preserve federal income tax deductions. All of the Company’s incentive and equity compensation programs, severance plans and change of control agreements are administered in compliance with federal tax rules affecting nonqualified deferred compensation. In addition, the Company considers the tax and accounting consequences of utilizing various forms of compensation when adopting new compensation programs or modifying existing programs.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K.

Deborah M. Fretz (Chair)
Mark G. McGrath
James B. Ream
David S. Sutherland

EXECUTIVE COMPENSATION TABLES

The following tables provide information regarding the compensation awarded to or earned during the year ended December 31, 2010, by the Company’s principal executive officer, principal financial officer and three other most highly compensated officers.

Summary Compensation Table for Fiscal
Years Ended December 31, 2010, 2009 and 2008

						Change in
						Pension Value
						and
					Non-Equity	Non-Qualified
					Incentive	Deferred
			Stock	Option	Plan	Compensation	All Other
Name and		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)(1)(2)	($)(1)	($)(3)	($)(4)	($)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)

Brian A. Kenney	2010	875,000	725,842	777,638	645,750	405,733	0	3,429,963
Chairman of the Board,	2009	875,000	561,756	542,943	0	747,724	32,050	2,759,473
President and Chief	2008	833,333	1,043,420	804,436	1,366,674	260,041	27,300	4,335,204
Executive Officer

Robert C. Lyons	2010	365,000	182,758	195,800	161,622	110,652	0	1,015,832
Senior Vice President and	2009	365,000	133,848	129,307	0	175,692	21,725	825,572
Chief Financial Officer	2008	365,000	204,007	157,495	359,160	52,955	22,500	1,161,117

James F. Earl	2010	525,000	263,754	282,575	271,215	324,616	0	1,667,160
Executive Vice President	2009	525,000	201,955	195,430	0	516,656	22,950	1,461,991
and Chief Operating Officer	2008	508,333	287,840	221,705	583,568	164,448	22,500	1,788,394

Deborah A. Golden	2010	349,000	104,100	111,250	128,781	64,207	0	757,338
Senior Vice President,	2009	349,000	86,528	83,756	0	90,135	22,950	632,369
General Counsel and Secretary	2008	333,167	132,047	101,766	273,198	36,409	22,500	899,087

Clifford J. Porzenheim	2010	300,000	97,090	104,575	110,700	90,273	0	702,638
Senior Vice President,	2009	300,000	80,275	77,144	0	117,641	22,950	598,010
Strategic Growth	2008	291,667	132,047	101,766	239,168	32,583	22,500	819,731

(1)	For awards made pursuant to the GATX 2004 Equity Incentive Compensation Plan, the amounts shown reflect the dollar amount of the grant date fair value of the awards granted for the years shown, in accordance with Accounting Standards Codification (“ASC”) Topic No. 718, Compensation — Stock Compensation. Assumptions used to calculate these amounts are included in the Notes to the Company’s audited financial statements contained in the Company’s Annual Reports on Form 10-K for fiscal years ended December 31, 2010, December 31, 2009 and December 31, 2008.

(2)	For performance share awards, the amounts shown reflect the grant date fair value of the performance share awards at target payout for the years shown. The grant date fair value of the performance share awards for 2010, 2009 and 2008, respectively, assuming the highest level of performance (i.e., 200% of target) are as follows: Mr. Kenney ($1,451,684, $1,123,512 and $2,086,840); Mr. Lyons ($365,516, $267,696 and $408,014); Mr. Earl ($527,508, $403,910 and $575,680); Ms. Golden ($208,200, $173,056 and $264,094); and Mr. Porzenheim ($194,181, $160,550 and $264,094).

(3)	The amounts shown reflect the annual incentive awards earned under the GATX Cash Incentive Compensation Plan by the named executive officers for the years shown. For 2010, the annual incentive award will be paid 50% in cash and 50% in restricted stock units that will vest ratably over two years, once granted in February 2011.

(4)	The change in pension value reflects the increase in the present value of the accumulated pension benefit during the years shown. The present value of the accumulated pension benefit as of December 31, 2010, and the assumptions used in the calculation of that value are shown in the Pension Benefits Table. The December 31, 2009, and December 31, 2008, present values were determined using the same assumptions except that the interest rates used for discounting under ASC Topic No. 715, Compensation — Retirement Benefits, were 5.70% in 2009 and 6.90% for 2008.

Grants of Plan-Based Awards Table

								All Other
								Option
								Awards:	Exercise	Grant Date
		Estimated Possible Payouts			Estimated Future Payouts			Number of	or Base	Fair Value
		Under Non-Equity Incentive			Under Equity Incentive Plan			Securities	Price of	of Stock
		Plan Awards(1)			Awards(2)			Underlying	Option	& Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(j)	(k)	(m)

Brian A. Kenney	1/1/2010	218,750	875,000	1,487,500
	1/28/2010							69,900	26.155	777,638
	1/28/2010				6,990	27,960	55,920			725,842
Robert C. Lyons	1/1/2010	54,750	219,000	372,300
	1/28/2010							17,600	26.155	195,800
	1/28/2010				1,760	7,040	14,080			182,758
James F. Earl	1/1/2010	91,875	367,500	624,750
	1/28/2010							25,400	26.155	282,575
	1/28/2010				2,540	10,160	20,320			263,754
Deborah A. Golden	1/1/2010	43,625	174,500	296,650
	1/28/2010							10,000	26.155	111,250
	1/28/2010				1,003	4,010	8,020			104,100
Clifford J. Porzenheim	1/1/2010	37,500	150,000	255,000
	1/28/2010							9,400	26.155	104,575
	1/28/2010				935	3,740	7,480			97,090

(1)	The amounts shown reflect target, threshold and maximum annual incentive payouts for 2010 under the GATX Cash Incentive Compensation Plan based on the achievement of consolidated net income goals. Threshold amounts represent 25% of target based on the financial goal threshold.

(2)	The amounts shown reflect the number of performance shares granted in 2010 under the 2004 Equity Incentive Compensation Plan. The percentage of the performance share grant that will be earned is based on the achievement of GATX average return on equity and three-year cumulative investment volume goals.

(3)	The amounts shown reflect the number of SARs granted in 2010 under the 2004 Equity Incentive Compensation Plan.

Narrative Discussion Related to the Summary Compensation Table and
Grants of Plan-Based Awards Table

Annual Incentive Awards

In 2010, the named executive officers were eligible for annual incentive awards based solely on financial performance goals measured in terms of GATX consolidated net income. The target incentive awards were payable at 110% of budgeted consolidated net income. Threshold and maximum incentive awards (25% and 170%, respectively, of the target awards) were payable at 80% and 150% or more, respectively, of budgeted consolidated net income.

Based on individual targets and on actual consolidated net income as described in the Compensation Discussion and Analysis, incentive payouts were made in 2010 under the Corporate Officer Incentive Plan as shown in column (g) of the Summary Compensation Table. GATX consolidated net income achievement was $74.5 million for incentive payout purposes, or 99.5% of budget, which resulted in payouts at 73.8% of target.

The incentive payments were issued 50% in cash and 50% in restricted stock units. The number of units was determined in accordance with the methodology used for all long-term awards on the date the bonuses were paid, February 25, 2011. The units vest over a two-year period; 50% on the first anniversary of the grant date and the remaining 50% on the second anniversary of the grant date, assuming employment conditions have been met. Dividends accrue on the units and are paid in cash upon release and conversion of the units to GATX common stock.

Equity-Based Long-Term Incentives

In 2010, equity-based long-term incentive awards consisted of stock-settled stock appreciation rights (SARs) and performance shares.

SARs have a seven-year term and vest in three equal annual installments beginning on the first anniversary of the grant date. The grant price is based on the average of the high and low prices of GATX common stock on the date of grant. Dividend equivalents accrue on SARs and are paid upon vesting and quarterly thereafter until the SARs are exercised or expire. The SARs granted to the named executive officers on January 28, 2010, vest in three equal installments on January 28 of 2011, 2012 and 2013.

The number of SARs awarded in 2010 and their grant date fair value are shown in columns (j) and (k), respectively, of the Grants of Plan-Based Awards Table. The grant date fair value of the 2010, 2009 and 2008 SAR awards are shown in column (f) of the Summary Compensation Table for each year granted.

Performance shares are earned based on the extent to which pre-established goals on two independent performance measures, each of which is weighted at 50%, are achieved over a three-year performance period ending on December 31, 2012. The measures are Average Return on Equity or ROE (defined as the sum of the Company’s consolidated net income divided by average equity, excluding changes in accumulated other comprehensive income from equity for each year in the performance period, divided by three) and Cumulative Investment Volume or CIV (defined as the sum of consolidated cumulative GAAP basis portfolio investments and capital additions as reported on the Company’s audited balance sheet for each year in the performance period). The number of performance shares earned at the end of the performance period ranges from 0% to 200% of the initial target grant. For the ROE component, the 2010 target grant is earned if average ROE is 10%, or 138% of budgeted performance. The threshold and maximum number of performance shares (25% and 200% of the target grant) are earned if ROE averages 6% and 13% or more, respectively. For the CIV component, the 2010 target grant is earned if CIV is $1.87 billion, at 100% of budgeted performance. The threshold and maximum number of performance shares are earned if CIV is $1.10 billion and $2.60 billion or more, respectively. Dividend equivalents accrue throughout the performance period and are paid on the number of performance shares earned at the end of the performance period.

The grant date fair value of the 2010, 2009, and 2008 performance shares is shown in column (e) of the Summary Compensation Table. The number of performance shares granted in 2010 that may be earned at target, threshold and maximum levels is shown in columns (g), (f) and (h), respectively of the Grants of Plan-Based Awards Table.

Outstanding Equity Awards at Fiscal Year-End Table

									Equity
							Equity		Incentive
							Incentive		Plan
							Plan		Awards:
							Awards:		Market
				Equity			Number		Or Payout
				Incentive			Of		Value Of
				Plan			Unearned		Unearned
				Awards:			Shares,		Shares,
				Number			Units		Units Or
	Number Of	Number Of		Of			Or Other		Other
	Securities	Securities		Securities			Rights		Rights
	Underlying	Underlying		Underlying			That		That
	Unexercised	Unexercised		Unexercised	Option		Have		Have
	Options	Options		Unearned	Exercise	Option	Not		Not
	(#)	(#)		Options	Price	Expiration	Vested		Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)
(a)	(b)	(c)		(d)	(e)	(f)	(i)		(J)

Brian A. Kenney	0	69,900	(1)		26.1550	1/28/2017	27,960	(4)	986,429
	24,633	49,267	(2)		16.6850	3/4/2016	33,240	(5)	1,172,707
	44,266	22,134	(3)		36.3950	2/28/2015
	50,300				46.7500	3/8/2014
	31,100				38.6250	3/10/2013
	30,600				32.6450	3/25/2012
	16,400				24.3650	8/6/2011
	20,000				24.1700	7/26/2012
	20,000				31.7350	4/26/2012
	25,000				39.1450	7/27/2011
	1,590				45.0625	1/26/2011
Robert C. Lyons	0	17,600	(1)		26.1550	1/28/2017	7,040	(4)	248,371
	5,866	11,734	(2)		16.6850	3/4/2016	7,920	(5)	279,418
	8,666	4,334	(3)		36.3950	2/28/2015
	8,300				46.7500	3/8/2014
	7,800				38.6250	3/10/2013
	7,700				32.6450	3/25/2012
	3,700				24.3650	8/6/2011
	4,000				24.1700	7/26/2012
	4,000				31.7350	4/26/2012
	3,500				39.1450	7/27/2011
James F. Earl	0	25,400	(1)		26.1550	1/28/2017	10,160	(4)	358,445
	8,866	17,734	(2)		16.6850	3/4/2016	11,950	(5)	421,596
	12,200	6,100	(3)		36.3950	2/28/2015
	11,900				46.7500	3/8/2014
	7,800				38.6250	3/10/2013
	8,100				32.6450	3/25/2012
	10,300				24.3650	8/6/2011
	17,500				21.8500	8/1/2013
	6,250				24.1700	7/26/2012
	6,250				31.7350	4/26/2012
	8,300				39.1450	7/27/2011
	2,500				45.0625	1/26/2011
Deborah A. Golden	0	10,000	(1)		26.1550	1/28/2017	4,010	(4)	141,473
	3,800	7,600	(2)		16.6850	3/4/2016	5,120	(5)	180,634
	5,600	2,800	(3)		36.3950	2/28/2015
	5,900				46.7500	3/8/2014
	5,200				38.6250	3/10/2013
Clifford J. Porzenheim	0	9,400	(1)		26.1550	1/28/2017	3,740	(4)	131,947
	3,500	7,000	(2)		16.6850	3/4/2016	4,750	(5)	167,580
	5,600	2,800	(3)		36.3950	2/28/2015
	5,300				46.7500	3/8/2014
	4,000				38.6250	3/10/2013
	4,600				32.6450	3/25/2012
	5,100				24.3650	8/6/2011
	14,000				21.8500	8/1/2013
	4,500				31.7350	4/26/2012
	7,000				39.1450	7/27/2011
	3,497				45.0625	1/26/2011

(1)	Stock appreciation rights will vest in three equal annual installments on 1/28/2011, 1/28/2012 and 1/28/2013.

(2)	50% of the unexercisable stock appreciation rights will vest on 3/4/2011 and the remainder will vest on 3/4/2012.

(3)	100% of the unexercisable stock appreciation rights will vest on 3/1/11.

(4)	The amounts shown reflect the number of target performance shares granted in 2010. A portion (ranging from 0% to 200%) will be earned subject to the achievement of specified performance objectives and will vest on 12/31/2012.

(5)	The amounts shown reflect the number of target performance shares granted in 2009. A portion of this number (ranging from 0 to 200%) will be earned subject to the achievement of specified performance objectives and will vest on 12/31/2011.

Option Exercises and Stock Vested Table

			Stock Awards
	Option Awards		Number
	Number		Of
	Of	Value	Shares	Value
	Shares	Realized	Acquired	Realized
	Acquired On	On	On	On
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)(1)(2)	(e)

Brian A. Kenney	0	0	11,156	378,579
Robert C. Lyons	0	0	6,441	195,571
James F. Earl	0	0	3,078	104,452
Deborah A. Golden	0	0	5,672	169,475
Clifford J. Porzenheim	0	0	1,412	47,916

(1)	Reflects the number and value of performance shares granted under the 2008-2010 Performance Plan as described in the Compensation Discussion and Analysis. Although the plan performance was determined after calendar year-end on January 27, 2011, the amounts are reported in the table above (and not in the Outstanding Equity Awards at Fiscal Year-End table) to reflect the actual value earned in 2010 for the 2008-2010 performance period.

(2)	Amounts for Mr. Lyons and Ms. Golden include the release of 4,260 shares of restricted stock granted to each of these executives on March 8, 2007.

Pension Benefits Table

		Number of	Present
		years	value of	Payments
		credited	accumulated	during last
Name	Plan Name	service (#)	benefit($)	fiscal year($)
(a)	(b)	(c)	(d) (1) (2)	(e)

Brian A. Kenney	GATX Non-Contributory Pension Plan for Salaried Employees	15.2	162,655	0
	GATX Supplemental Retirement Plan	15.2	1,219,353	0

Robert C. Lyons	GATX Non-Contributory Pension Plan for Salaried Employees	14.3	202,367	0
	GATX Supplemental Retirement Plan	14.3	313,806	0

James F. Earl	GATX Non-Contributory Pension Plan for Salaried Employees	22.9	481,962	0
	GATX Supplemental Retirement Plan	22.9	1,354,930	0

Deborah A. Golden	GATX Non-Contributory Pension Plan for Salaried Employees	5.0	121,482	0
	GATX Supplemental Retirement Plan	5.0	135,608	0

Clifford J. Porzenheim	GATX Non-Contributory Pension Plan for Salaried Employees	14.3	209,229	0
	GATX Supplemental Retirement Plan	14.3	214,131	0

(1)	Includes amounts which the named individuals may not currently be entitled to receive because such amounts are not vested. With respect to Mr. Kenney, reflects deduction of $109,387 under the Non-Contributory Pension Plan and $567,536 under the Supplemental Retirement Plan that were paid to an alternate payee pursuant to a domestic relations order.

(2)	Named executive officers may also qualify for reduced early retirement benefits as described in the narrative below.

The present value of accumulated benefit is calculated as the amount payable at fully unreduced retirement age (age 65) using December 31, 2010, ASC Topic No. 715, Compensation — Retirement Benefits, disclosure assumptions (5.25% interest rate, RP-2000 Combined Healthy Mortality Table projected to 2011 by scale AA). Lump sums are valued at age 65 using the IRS three-segment lump sum rates and are then discounted back from age 65 to December 31, 2010 at 5.25%.

Narrative Discussion Related to Pension Benefits Table

Named executive officers participate in the Company’s Non-Contributory Pension Plan for Salaried Employees (the “Pension Plan”) covering salaried employees of the Company and its domestic subsidiaries. Vesting requires five years of service. Subject to certain limitations imposed by law, pensions are based on years of service and average monthly compensation during: (i) the five consecutive calendar years of highest compensation during the last 15 calendar years preceding retirement or the date on which employment terminates or (ii) the 60 consecutive calendar months preceding retirement or the date on which employment terminates, whichever is greater. Benefits under the Pension Plan are not subject to any deduction for Social Security or other offset amounts.

Annual benefits in excess of certain limits imposed by the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code on payments from the Pension Plan will be paid by the Company under its Supplemental Retirement Plan. The Supplemental Retirement Plan is designed to restore those benefits that would otherwise be limited by statutory regulations. Payments are made as a single lump sum amount representing the actuarially equivalent present value of the benefit payable at age 65. Payments made pursuant to the Supplemental Retirement Plan are funded from the general assets of the Company.

A summary of the key provisions of the Pension Plan is provided below:

•	Participation: Participation begins on January 1 or July 1 coincident with or next following completion of one year of service and attainment of age 21.

•	Normal Retirement Benefits: Normal retirement is at age 65 with 5 years of credited service. The Basic Formula is a Base Benefit equal to 1% of Average Monthly Compensation multiplied by years of Benefit Service plus an Excess Benefit equal to 0.65% of Average Monthly Compensation in excess of monthly Social Security Covered Compensation multiplied by years of Benefit Service (to a maximum of 35 years).

•	Early Retirement Benefits: Pension benefits can commence at any age in the form of an annuity with the accrued benefit actuarially reduced for commencement before age 65, or as a single lump sum payment representing the actuarially equivalent present value of the age 65 benefit. Pension benefits accrued prior to July 1, 2007, and payable in annuity form to employees who (a) are at least age 55 with 15 or more years of service, or (b) have at least 30 years of service and whose age plus service total 90 or more, are subject to a partial rather than full actuarial reduction for early commencement.

Compensation is defined as regular earnings during the calendar year, including overtime payments and covered bonuses, but excluding deferred and contingent compensation. For named executive officers, compensation includes salary and annual incentive awards paid under the CICP. Social Security Covered Compensation is the 35-year average of Social Security taxable wage bases in effect up to and including the year in which an individual attains Social Security Normal Retirement Age calculated in accordance with Revenue Ruling 89-70.

For unmarried participants, the normal form of payment is a life annuity. For married participants, the normal form of payment is a 50% joint and survivor annuity. Optional forms of payment include a single lump sum of the accrued pension’s actuarially equivalent present value, or a joint and survivor co-pensioner annuity. All forms of payment have the same actuarially equivalent value as the life annuity.

The present value of accumulated pension benefits for each named executive officer is shown in column (d) of the Pension Benefits Table.

Potential Payments Upon Termination or Change of Control

Except for the Agreements of Employment Following a Change of Control (“COC Agreements”) described in the Compensation Discussion and Analysis, the Company has not entered into employment agreements with any of the named executive officers. They participate in the same plans and are subject to the same treatment as all other salaried employees in the event of termination due to voluntary resignation, discharge for cause, involuntary separation, death and disability, and retirement. This discussion therefore focuses solely on termination in the event of a change of control of the Company. The key provisions of the COC Agreements are described below, followed by a table that shows the amounts that the Company would pay or the benefits it would provide to each named executive officer in a change of control situation.

Key Provisions of COC Agreements:  Each named executive officer has entered into a COC Agreement that provides certain benefits should employment be terminated or constructively terminated following a change of control (“COC”). Key terms under the agreements include the following:

Executive Benefit	Description

Agreement Term and Amendment	•	Agreement effective for two-year rolling term and renews automatically each year unless Company provides 60-day notice
	•	Employment period is two years
	•	Unless a COC occurs, the Agreement has no effect and employment is at will
Payment Triggers	•	Involuntary termination without “cause” or voluntary termination for “good reason” within two years following a COC
	•	Failure of a successor to assume the Agreement
	•	Termination prior to, but in contemplation of, a COC
	•	Payments are not triggered in the event of death, disability, cause or voluntary termination for other than good reason
Severance Benefits	•	Three times base salary and target annual bonus (paid in lump sum)
	•	Three years of additional age and service credit for retirement purposes
	•	Three years of additional coverage in health and welfare plans (such coverage becomes secondary if re-employed); thereafter, coverage continues at executive’s cost until eligible for Medicare
	•	Outplacement at a maximum cost of 10% of salary
	•	Pro rata portion of target bonus for the year in which the COC occurs for the actual period served during the year of the COC prior to termination and payment of previously deferred compensation plus interest (“Accrued Obligations”)
Excise Tax Gross Up	•	Provided unless value of severance benefits is within 110% of the level that would not trigger excise taxes; if so, the amount of severance benefits otherwise payable is reduced so that excise taxes are not imposed
	•	Benefit included in COC agreements established prior to 2010
Enforcement and Legal Fees	•	Payable by Company unless a court determines that such payment was unjust

Executive Benefit	Description

Definition of Key Terms	•	COC:
1. the acquisition of 20% or more of the Company’s outstanding shares or voting securities
2. a turnover in a majority of the Company’s board members

3. consummation of a reorganization, merger, consolidation, sale or disposition of substantially all assets unless shareholders immediately prior to the merger beneficially own more than 65% of outstanding shares or voting power of the resulting entity

4. consummation of a reorganization, merger, consolidation, sale or disposition of substantially all assets of any subsidiary or 10-K business segment that is the primary employer of the executive
5. shareholder approval of liquidation or dissolution of the Company
	•	Cause: the willful illegal conduct, gross misconduct or continued failure of the executive to perform his or her duties after receipt of written notice and explanation of performance shortfalls
	•	Good Reason:
1. a material diminution of the executive’s authority or duties
2. a material diminution in base compensation
3. a material diminution in the budget over which authority is retained
4. a material change in geographic location at which services must be performed

Amounts Payable Under the COC Agreements:  The table below reflects certain assumptions made in accordance with the SEC’s rules, namely that (a) the COC and termination of employment occurred on December 31, 2010, and (b) the value of a share of the Company’s common stock on that day was $35.28. It includes the lump sum payments associated with the benefits described above, as well as the value of all equity awards for which vesting is accelerated as provided under the EICP. The table excludes the following payments and benefits that are not enhanced by the termination of employment following a COC:

•	accrued vacation pay, health plan continuation and other similar amounts payable when employment terminates under programs applicable to the Company’s salaried employees generally;

•	stock options or SARs that have vested and are exercisable as shown in Column (b) of the Outstanding Equity Awards at Fiscal Year-End Table;

•	performance shares that have vested as shown in Column (e) of the Option Exercises and Stock Vested Table; and

•	the present value of pension benefits calculated in accordance with the assumptions applicable to all participants in the Pension Plan.

					Accelerated Vesting of
		Bonus			Equity Awards(3)
		(Accrued	SRP			Performance
		Obligations)	Payment	Gross-up	Options/SARs	Shares		Total
Name	Severance($)	($)(1)	($)(2)	Payment($)	($)	($)	Outplacement($)	Value($)

Brian A. Kenney	5,250,000	875,000	1,259,977	3,341,845	1,209,764	2,159,136	87,500	14,183,222
Robert C. Lyons	1,752,000	219,000	338,633	1,033,424	292,631	527,789	36,500	4,199,977
James F. Earl	2,677,500	367,500	1,025,100	2,065,513	436,609	780,041	52,500	7,404,763
Deborah A. Golden	1,570,500	174,500	243,643	832,676	182,884	322,107	34,900	3,361,211
Clifford J. Porzenheim	1,350,000	150,000	221,159	0	169,351	299,527	30,000	2,220,037

(1)	Represents the executive’s current target bonus amount.

(2)	Represents the present value of the incremental portion of non-qualified pension benefits calculated using the discount rate specified in the COC Agreements versus the pension plan, and the present value of pension benefits attributable to three additional years of age and service credit.

(3)	Under the 2004 Equity Incentive Compensation Plan, a termination following a change of control results in the accelerated vesting of all unvested stock option/SAR, restricted stock and performance share grants. Performance against goals is assumed to be at target with respect to performance shares.

DIRECTOR COMPENSATION

	Fees
	Earned
	or Paid	Stock	Option
	in Cash	Awards	Awards	Total
Name	($)(1)	($)(2)(3)	($)(4)	($)
(a)	(b)	(c)	(d)	(h)

Anne L. Arvia	78,500	75,000	0	153,500
Richard Fairbanks	70,000	75,000	0	145,000
Deborah M. Fretz	77,500	75,000	0	152,500
Ernst A. Häberli	82,500	75,000	0	157,500
Mark G. McGrath	72,500	75,000	0	147,500
James B. Ream	80,000	75,000	0	155,000
David S. Sutherland	78,500	75,000	0	153,500
Casey J. Sylla	90,500	75,000	0	165,500

(1)	Under the Directors’ Deferred Fee Plan, the following directors deferred a portion of their meeting fees and/or cash retainer into phantom stock units during 2010: Mr. McGrath ($72,500), Mr. Ream ($10,000) and Mr. Sutherland ($78,500).

(2)	Each of Messrs. Fairbanks, Häberli, McGrath, Ream, Sutherland and Sylla and Mesdames. Arvia and Fretz received stock grants with grant date fair values of $18,750 on January 31, April 30, July 31 and October 31. These awards were fully vested upon grant, and the amounts shown represent the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2010, in accordance with Accounting Standards Codification (“ASC”) Topic No. 718, Compensation — Stock Compensation. Assumptions used to calculate these amounts are included in the Notes to the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2010.

(3)	The aggregate number of GATX phantom stock units held on December 31, 2010, was: Ms. Arvia (4,778), Mr. Fairbanks (45,568), Ms. Fretz (33,616), Mr. Häberli (8,650), Mr. McGrath (24,259), Mr. Ream (7,198), Mr. Sutherland (16,511) and Mr. Sylla (17,266).

(4)	The aggregate number of stock options held on December 31, 2010, was: Mr. Fairbanks (3,000) and Ms. Fretz (3,000). Stock options were last granted to directors in 2002.

During 2010, the Company’s director compensation program consisted of the following elements and amounts shown in the table below.

2010 Director Compensation

January 1 —
Compensation Element	December 31 ($)

Retainer (Annualized Amounts)
- Cash	50,000
- Phantom Stock	75,000
- Lead Director	30,000
- Audit Committee Chair	10,000
- Compensation and Governance Committee Chairs	5,000
Per Meeting Fees
- Board	1,500
- Audit Committee Chair	1,500
- Compensation and Governance Committee Chairs	1,500
- Committee Members (all committees)	1,500

Compensation reported in the Director Compensation Table reflects retainers and fees earned in 2010 based on actual meeting attendance. Each director’s phantom stock account is credited with additional units representing dividends declared on the Company’s common stock based on the date such dividend is paid. At the expiration of each director’s service on the Board, settlement of phantom stock units is made as soon as reasonably practical in shares of common stock equal in number to the number of units of phantom stock then credited to his or her account. Any fractional units are paid in cash.

The Company offers a Deferred Fee Plan in which non-employee directors may defer receipt of the cash portion of their annual retainer, meeting fees or both in the form of either cash or phantom stock units. If the deferral is in cash, the deferred amount accrues interest at a rate equal to the 20-year U.S. government bond rate. If the deferral is in units of phantom stock, the units are credited to an account for each participating director along with dividends and are settled, following expiration of the director’s service on the Board, in accordance with his or her election/distribution form on file. Three directors participated in the Deferred Fee Plan in 2010.

The stock ownership target for non-employee directors is 5.0 times the annual cash retainer. New directors have five years following election to the Board to achieve this ownership target.

AUDIT AND OTHER RELATED FEES

Audit Fees

The aggregate fees for professional services rendered by Ernst & Young in connection with (i) the audit of the annual financial statements set forth in the Company’s Annual Report on Form 10-K, (ii) the review of the interim financial statements in the Company’s Quarterly Reports on Form 10-Q, (iii) comfort letters, consents and other services related to SEC filings and (iv) related audit services provided to other subsidiaries of the Company were approximately $2,587,350 for 2009 and $2,368,950 for 2010. Audit fees also include the audit of the effectiveness of the Company’s internal control over financial reporting as required by SEC rules adopted under Section 404 of the Sarbanes-Oxley Act of 2002.

Audit Related Fees

The aggregate fees for assurance and related services that were related to the performance of the audit or review of the Company’s financial statements were $122,000 for 2009 and $122,000 for 2010. The services performed for these fees related to employee benefit plan audits.

Tax Fees

The aggregate fees billed for professional services rendered for federal and international tax compliance, advice, and planning were $74,482 for 2009 and $38,288 for 2010.

All Other Fees

Other professional services rendered by Ernst & Young were $1,950 for 2009 and $1,995 for 2010, primarily related to access and use of Ernst & Young’s online accounting research tool.

Pre-Approval Policy

It is the policy of the Audit Committee to pre-approve all audit and non-audit services provided to the Company by the independent registered public accounting firm prior to the engagement of the firm for such services. The Audit Committee reviews the annual audit plan submitted by the independent registered public accounting firm and annually considers all audit services for pre-approval. Each quarter, the Company and the independent registered public accounting firm jointly provide the Audit Committee a description of the audit-related, tax and other non-audit services which have been provided in the then current fiscal quarter pursuant to the authority previously granted. An estimate of such services expected to be provided in the immediately following quarter is presented for pre-approval, together with a joint statement as to whether, in the view of the Company and the independent registered public accounting firm, the request is consistent with the SEC’s rules on auditor independence. Any proposed changes to the estimate of services reviewed as part of the annual audit plan are discussed with the Audit Committee at that time. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

The responsibilities of the Audit Committee of the Board of Directors are set forth in its Charter (the “Audit Committee Charter”). Such responsibilities include providing oversight of the Company’s financial accounting and reporting process through periodic meetings with the Company’s management, independent registered public accounting firm and internal auditors to review accounting, auditing, internal controls and financial reporting matters as set forth in the Audit Committee Charter. A current copy of the Audit Committee Charter is available under Corporate Governance in the Investor Relations section on the Company’s website at www.gatx.com.

The Audit Committee has the ultimate authority to select the Company’s independent registered public accounting firm, evaluate its performance, approve all audit and non-audit work and approve all fees associated therewith. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal control. In the discharge of its functions, the Audit Committee relies on the Company’s management, including senior financial management, the Company’s internal audit staff and the Company’s independent registered public accounting firm.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles; that work is the responsibility of the Company’s management and its independent registered public accounting firm. In making its recommendation to the Board of Directors noted below, the Audit Committee has relied on management to prepare the financial statements with integrity and objectivity and in conformance with generally accepted accounting principles and the report of the Company’s independent registered public accounting firm with respect to such financial statements.

The Audit Committee consists of the following members of the Company’s Board of Directors: Ernst A. Häberli (Chair), Anne L. Arvia, James B. Ream and David S. Sutherland, each of whom is an “independent director” under the NYSE Listing Standards applicable to Audit Committee members. The Board of

Directors has determined that each member of the Audit Committee is financially literate and has accounting and related financial management expertise. In addition, the Board of Directors has determined that Messrs. Häberli and Ream and Ms. Arvia meet the Securities and Exchange Commission’s criteria of an audit committee financial expert.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

The Audit Committee has discussed with Ernst & Young, the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee has received the written disclosures and letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young its independence.

Based on the review and discussions noted above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in GATX’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Ernst A. Häberli (Chair)
Anne L. Arvia
James B. Ream
David S. Sutherland

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the security ownership of each class of equity securities of the Company owned by each of the directors and named executive officers and by directors and executive officers as a group:

Shares of Common Stock
Beneficially Owned as
Of February 25,
Name Of Beneficial Owner	2011 (1) (2)

Anne L. Arvia	5,696
James F. Earl	159,258
Richard Fairbanks	51,489
Deborah M. Fretz	38,147
Deborah A. Golden	39,408
Ernst A. Häberli	9,283
Brian A. Kenney	387,603
Robert C. Lyons	86,899
Mark G. McGrath	25,683
Clifford J. Porzenheim	100,829
James B. Ream	12,895
David S. Sutherland	27,809
Casey J. Sylla	17,966
All Directors and Executive Officers as a group	1,146,751

(1)	Includes (i) units of phantom common stock credited to the accounts of individuals and payable in shares of common stock following retirement from the Board as follows: Ms. Arvia (5,381); Mr. Fairbanks (46,489); Ms. Fretz (34,444); Mr. Häberli (9,283); Mr. McGrath (25,683); Mr. Ream (7,895); Mr. Sutherland (17,809); Mr. Sylla (17,966) and directors as a group (164,950); (ii) shares which may be obtained by exercise of previously granted options or SARs within 60 days of February 25, 2011, by Mr. Earl (123,399); Mr. Fairbanks (3,000); Ms. Fretz (3,000); Ms. Golden (30,433); Mr. Kenney (333,956); Mr. Lyons (69,599); Mr. Porzenheim (66,530) and directors and executive officers as a group (763,259).

(2)	Each person has sole investment and voting power (or shares such powers with his or her spouse), except with respect to units of phantom common stock, restricted common stock and option grants. None of the directors and named executive officers owned 1% of the Company’s outstanding shares of common stock. Directors and executive officers as a group beneficially owned approximately 2.47% of the Company’s outstanding shares of common stock. No director or executive officer owns any shares of Preferred Stock.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The entities listed below are the only persons known to the Company to beneficially own more than 5% of the Company’s common stock. To the Company’s knowledge, except as indicated in the footnotes to this table, the entities named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Percentage of beneficial ownership is based on 46,395,203 shares outstanding as of February 25, 2011.

		Percent of
	Shares	Common
Name And Address of Beneficial Owner	Beneficially Owned	Stock

State Farm Mutual Automobile Insurance Company(1)	6,399,500	13.79
One State Farm Plaza Bloomington, Illinois 61710
GAMCO Investors, Inc.(2)	5,329,601	11.49
One Corporate Center Rye, New York 10580
BlackRock, Inc.(3)	3,061,079	6.60
40 East 52(nd) Street New York, New York 10022
Dimensional Fund Advisors LP(4)	3,282,529	7.08
Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746

(1)	Based on a Schedule 13G amendment filed with the SEC on February 8, 2011. Consists of (i) 3,336,000 shares held by State Farm Mutual Automobile Insurance Company, (ii) 882,800 shares held by State Farm Fire and Casualty Company, (iii) 258,900 shares held by State Farm Investment Management Corp., (iv) 1,608,000 shares held by State Farm Insurance Companies Employee Retirement Trust and (iv) 313,800 shares held by State Farm Insurance Companies Savings and Thrift Plan for U.S. Employees. Each of the foregoing entities expressly disclaims beneficial ownership as to all shares as to which such person has no right to receive the proceeds of sale of the security and disclaims that it is part of a “group” under the regulations of the SEC with regard to the beneficial ownership of these shares of common stock.

(2)	Based on a Schedule 13D filed with the SEC on November 19, 2010. Consists of (i) 3,404,193 shares held by GAMCO Asset Management Inc., (ii) 1,681,200 held by Gabelli Funds, LLC and (iii) 5,200 shares held by Mario Gabelli. Includes the 13,750 shares of common stock issuable upon conversion of all of the shares of GATX Corporation $2.50 Cumulative Convertible Preferred Stock held by GAMCO Asset Management Inc. and Gabelli Funds, LLC. GAMCO Investors, Inc. (“GAMCO”) and certain of its affiliated entities have sole voting and dispositive power with respect to the reported shares, except that (i) GAMCO does not have the authority to vote 239,008 of the reported shares, (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares held by the Funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in GATX and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund’s shares, (iii) at any time, the Proxy Voting Committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such Fund under special circumstances such as regulatory considerations and (iv) the power of Mario Gabelli and GAMCO is indirect with respect to securities beneficially owned directly by other reporting persons. GAMCO and certain of its affiliated entities may be deemed to constitute a “group” under the regulations of the SEC with regard to beneficial ownership of these shares of common stock, however, GAMCO and each of these affiliated entities do not admit that they constitute a group.

(3)	Based on a Schedule 13G amendment filed with the SEC on February 4, 2011. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares. No one person’s interest in these shares is greater than 5% of the total number of outstanding shares of GATX stock.

(4)	Based on a Schedule 13G filed with the SEC on February 11, 2011. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such as investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all shares reported above are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 2010 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were satisfied.

Shareholder Proposals

2011 Annual Meeting Proposals

GATX was not notified of any shareholder proposals for the upcoming 2011 Annual Meeting. In the event that a shareholder proposal is made at the Annual Meeting, the Company may exercise its discretionary voting authority under the proxies it solicits to vote in accordance with its best judgment on any such proposal.

2012 Annual Meeting Proposals

Any shareholder proposal for inclusion in the Company’s proxy materials for the 2012 Annual Meeting pursuant to SEC Rule 14a-8 under the Exchange Act must be received by the Company’s Corporate Secretary at the address set forth in this Proxy Statement no later than November 12, 2011. Any proposal may be included in next year’s proxy statement only if such proposal complies with the Company’s Amended and Restated By-Laws and the rules and regulations promulgated by the SEC, including Rule 14a-8. Nothing in this section shall be deemed to require the Company to include, in its proxy materials relating to any annual meeting, a shareholder proposal that does not meet all of the requirements for inclusion established by the SEC.

In addition, the Company’s Amended and Restated By-laws require that the Company be given advance written notice of nominations for election to the Board of Directors and other matters that shareholders wish to present for action at an annual meeting of shareholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). For matters to be presented at the 2012 Annual Meeting, the Company’s Corporate Secretary must receive such notice at the address set forth in this proxy statement no earlier than December 24, 2011, and no later than January 23, 2012. The notice must contain, and be accompanied by, certain information as specified in the

Company’s Amended and Restated By-Laws. The Company recommends that any shareholder wishing to nominate a director at, or bring any other item before, an annual meeting of shareholders review the Company’s Amended and Restated By-Laws, which are available under Corporate Governance in the Investor Relations section of the Company’s website at www.gatx.com.

Other Matters

The Board of Directors does not know of any matters to be presented at the meeting other than those mentioned above. If any other matters do come before the meeting, the holders of the proxy will exercise their discretion in voting thereon.

By order of the Board of Directors,

Senior Vice President, General Counsel and Secretary

EXHIBIT A

GATX CORPORATION

DIRECTOR INDEPENDENCE STANDARD

A director of the Company will not be considered “independent” if:

•	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive of the Company.

•	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service).

•	(A) The director is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such firm; (C) the director has an immediate family member who is a current employee of such firm and who works on the Company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on the Company’s audit within that time.

•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

•	The director is a partner of a firm providing tax, accounting, legal or other consulting services to the Company which received payment from the Company for such services, in any of the last three fiscal years, in excess of $250,000.

•	The director is an executive officer or employee, or an immediate family member is an executive officer, of another company that does business with the Company and the sales by that company to the Company or purchases by that company from the Company, in any single fiscal year during the evaluation period, are more than the greater of one percent of the annual revenues of that company or $1 million.

•	The director is an executive officer or employee, or an immediate family member is an executive officer, of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other at the end of the last completed fiscal year is more than one percent of the other company’s total consolidated assets.

•	The director serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization exceeded one percent of that organization’s total annual charitable receipts during its last completed fiscal year.

In addition, the Board will review all relevant facts and circumstances as to any other relationship which may exist between the Company and any director.

A-1

EXHIBIT B

Location of the
2011 Annual Meeting of Shareholders
of GATX Corporation

The Northern Trust Company, 50 S. LaSalle Street, Chicago, Illinois

The Annual Meeting will be held in the Assembly Room, Sixth Floor, of The Northern Trust Company, which is located at 50 S. LaSalle Street on the northwest corner of the intersection of LaSalle and Monroe Streets in Chicago, Illinois.

B-1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET
http://www.proxyvoting.com/gmt
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
GATX CORPORATION	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named Proxyholders to vote your shares in the same manner as if you marked, signed and returned your proxy card.
            94719
▼ FOLD AND DETACH HERE ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND EVERY YEAR ON PROPOSAL 4.
	Please mark your votes as indicated in this example	☒

1. Election of Directors

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN				FOR	AGAINST	ABSTAIN

1.1	Anne L. Arvia	☐	☐	☐	1.5	Mark G. McGrath	☐	☐	☐	2.	Ratification of appointment of independent registered public accounting firm for the fiscal year ending December 31, 2011		☐	☐	☐

1.2	Deborah M. Fretz	☐	☐	☐	1.6	James B. Ream	☐	☐	☐	3.	Advisory resolution on executive compensation		☐	☐	☐

1.3	Ernst A. Häberli	☐	☐	☐	1.7	David S. Sutherland	☐	☐	☐			EVERY YEAR	EVERY 2 YEARS	EVERY 3 YEARS	ABSTAIN

1.4	Brian A. Kenney	☐	☐	☐	1.8	Casey J. Sylla	☐	☐	☐	4.	Advisory resolution on the frequency of future advisory votes on executive compensation	☐	☐	☐	☐

										In their discretion, the Proxyholders are authorized to vote upon other matters as may properly come before the meeting.

										RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your GATX Corporation account online.
Access your GATX Corporation account online via Equity Access.
BNY Mellon Shareowner Services, the transfer agent for GATX Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Equity Access
Available 24 hours a day, 7 days a week
TOLL FREE NUMBER: 1-866-767-6259
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Equity Access at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2010 Annual Report to Shareholders are available at: http://bnymellon.mobular.net/bnymellon/gmt
▼ FOLD AND DETACH HERE ▼
GATX CORPORATION
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
APRIL 22, 2011
THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION’S BOARD OF DIRECTORS
     The undersigned hereby constitutes and appoints Brian A. Kenney, Deborah A. Golden and Robert C. Lyons, and each of them (the “Proxyholders”), the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60675 on Friday, April 22, 2011, at 9:00 a.m., and at any adjournment thereof, on all matters coming before said meeting.
     This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned shareholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR all of the nominees for director in proposal 1, FOR proposals 2 and 3, and EVERY YEAR on proposal 4. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the Proxyholders upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	94719

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time on April 18, 2011.

INTERNET
http://www.proxyvoting.com/gmt
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

GATX CORPORATION	OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named Proxyholders to vote your shares in the same manner as if you marked, signed and returned your proxy card.
            94723-bl
▼ FOLD AND DETACH HERE ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND EVERY YEAR ON PROPOSAL 4.
	Please mark your votes as indicated in this example	☒

1. Election of Directors

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN				FOR	AGAINST	ABSTAIN

1.1	Anne L. Arvia	☐	☐	☐	1.5	Mark G. McGrath	☐	☐	☐	2.	Ratification of appointment of independent registered public accounting firm for the fiscal year ending December 31, 2011		☐	☐	☐

1.2	Deborah M. Fretz	☐	☐	☐	1.6	James B. Ream	☐	☐	☐	3.	Advisory resolution on executive compensation		☐	☐	☐

1.3	Ernst A. Häberli	☐	☐	☐	1.7	David S. Sutherland	☐	☐	☐			EVERY YEAR	EVERY 2 YEARS	EVERY 3 YEARS	ABSTAIN

1.4	Brian A. Kenney	☐	☐	☐	1.8	Casey J. Sylla	☐	☐	☐	4.	Advisory resolution on the frequency of future advisory votes on executive compensation	☐	☐	☐	☐

										In their discretion, the Proxyholders are authorized to vote upon other matters as may properly come before the meeting.

										RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2010 Annual Report to Shareholders are available at: http://bnymellon.mobular.net/bnymellon/gmt
▼ FOLD AND DETACH HERE ▼
GATX CORPORATION
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
APRIL 22, 2011
THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION’S BOARD OF DIRECTORS
     The undersigned hereby constitutes and appoints Brian A. Kenney, Deborah A. Golden and Robert C. Lyons, and each of them (the “Proxyholders”), the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60675 on Friday, April 22, 2011, at 9:00 a.m., and at any adjournment thereof, on all matters coming before said meeting.
     This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned shareholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR all of the nominees for director in proposal 1, FOR proposals 2 and 3, and EVERY YEAR on proposal 4. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the Proxyholders upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	94723-bl

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time on April 18, 2011.

INTERNET
http://www.proxyvoting.com/gmt
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

GATX CORPORATION	OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named Proxyholders to vote your shares in the same manner as if you marked, signed and returned your proxy card.
            94723-yl
▼ FOLD AND DETACH HERE ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND EVERY YEAR ON PROPOSAL 4.
	Please mark your votes as indicated in this example	☒

1. Election of Directors

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN				FOR	AGAINST	ABSTAIN

1.1	Anne L. Arvia	☐	☐	☐	1.5	Mark G. McGrath	☐	☐	☐	2.	Ratification of appointment of independent registered public accounting firm for the fiscal year ending December 31, 2011		☐	☐	☐

1.2	Deborah M. Fretz	☐	☐	☐	1.6	James B. Ream	☐	☐	☐	3.	Advisory resolution on executive compensation		☐	☐	☐

1.3	Ernst A. Häberli	☐	☐	☐	1.7	David S. Sutherland	☐	☐	☐			EVERY YEAR	EVERY 2 YEARS	EVERY 3 YEARS	ABSTAIN

1.4	Brian A. Kenney	☐	☐	☐	1.8	Casey J. Sylla	☐	☐	☐	4.	Advisory resolution on the frequency of future advisory votes on executive compensation	☐	☐	☐	☐

										In their discretion, the Proxyholders are authorized to vote upon other matters as may properly come before the meeting.

										RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2010 Annual Report to Shareholders are available at: http://bnymellon.mobular.net/bnymellon/gmt
▼ FOLD AND DETACH HERE ▼
GATX CORPORATION
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
APRIL 22, 2011
THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION’S BOARD OF DIRECTORS
     The undersigned hereby constitutes and appoints Brian A. Kenney, Deborah A. Golden and Robert C. Lyons, and each of them (the “Proxyholders”), the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60675 on Friday, April 22, 2011, at 9:00 a.m., and at any adjournment thereof, on all matters coming before said meeting.
     This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned shareholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR all of the nominees for director in proposal 1, FOR proposals 2 and 3, and EVERY YEAR on proposal 4. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the Proxyholders upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	94723-yl